PROSPECTUS SUPPLEMENT NO. 12

to the Prospectus dated June 9, 2008

(Registration No. 333-148953)

ICP SOLAR TECHNOLOGIES INC.

This Prospectus Supplement No. 11 supplements and amends our prospectus dated June 9, 2008, as supplemented and amended by Prospectus Supplement No. 1 dated June 17, 2008, Prospectus Supplement No. 2 dated June 23, 2008, Prospectus Supplement No. 3 dated August 5, 2008, Prospectus Supplement No. 4 dated September 15, 2008 Prospectus Supplement No. 5 dated September 15, 2008, Prospectus Supplement No. 6 dated October 14, 2008, Prospectus Supplement No. 7 dated October 28, 2008, Prospectus Supplement No. 8 dated November 17, 2008 and Prospectus Supplement No. 9 dated December 15, 2008 , Prospectus Supplement No. 10 dated January 7, 2009 and Prospectus Supplement No. 11 dated April 28, 2009 (collectively referred to herein as "Prospectus").

You should read this Prospectus Supplement No. 12 together with the Prospectus.

This Prospectus Supplement No. 12 includes the attached Current Report on Form 10K of ICP Solar Technologies Inc. as filed by us with the Securities and Exchange Commission on May 1, 2009.

The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus. This Prospectus Supplement No. 12 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 12 supersedes the information contained in the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 12 is May 1, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-K

☒    ANNUAL Report UNDER Section 13 or 15(d) of the Securities Exchange Act of 1934
For the Year ended: January 31, 2009

or

☐   Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from ____ to ____

Commission File Number 000-51790

ICP SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	20-0643604
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

7075 Place Robert-Joncas
     Montreal, Quebec, Canada H4M 2Z2
(Address of principal executive offices)

(514) 270-5770
(Registrant’s telephone number, including area code)

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act:
Common Stock, $0.00001 par value

Indicate by check mark if the Registrant is a well-known seasoned issuer as defined in Rule 405 of the Securities Act.

Yes  ☐    No ☒

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

Yes  ☐    No ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  ☒   No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of  “large accelerated filer,” “accelerated filer” and “smaller-reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐            Accelerated filer ☐            Non-accelerated filer ☐            Smaller reporting company ☒

Indicate by check mark whether the Registrant  is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes ☐  No ☒

The aggregate market value of the voting stock held by non-affiliates of the registrant was approximately $3,094,000 based on the closing price of $0.19 for the common stock on April 30, 2009.

Number of shares outstanding of the registrant's class of common stock, as of April 30, 2009 was 35,061,995.

The Company recorded revenues of $5,903,196 for its most recent fiscal year ended January 31, 2009.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Annual Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, contained in this Annual Report constitute forward-looking statements. In some cases you can identify forward-looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe," "estimate," "anticipate," "predict," "project," "potential," or the negative of these terms and similar expressions intended to identify forward-looking statements.

     Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties. We have identified in this Annual Report some of the factors that may cause actual results to differ materially from those expressed or assumed in any of our forward-looking statements. There may be other factors not so identified. You should not place undue reliance on our forward-looking statements. As you read this prospectus, you should understand that these statements are not guarantees of performance or results. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, those described under the heading "Description of Business and Risk Factors" under Item 1, as well as the following:

  Our ability to generate enough positive cash flow to pay our creditors;

  Our dependence on key personnel;

  Our need to attract and retain technical and managerial personnel;

  Our ability to execute our business strategy;

  Competition with established leaders in the solar energy industry;

  Our ability to protect our intellectual property and proprietary technologies;

  Costs associated with potential intellectual infringement claims asserted by a third party; Our exposure to product liability claims resulting from the use of our products;

  General economic and capital market conditions, including political and economic uncertainty in various areas of the world where we do business; Our exposure to unanticipated and uncontrollable business interruptions;

  Pricing and product actions taken by our competitors;

  Financial conditions of our customers;

  Customers' perception of our financial condition relative to that of our competitors;

  Reliance upon suppliers and risks of production disruptions and supply and capacity constraints;

  Our dependence on our marketing partners;

  Costs of raw materials and energy;

  Unforeseen liabilities arising from litigation;

  Our ability to successfully complete the integration of any future acquisitions; Our exposure to undisclosed liabilities of the public shell corporation;

  Our ability to project the market for our products based upon estimates and assumptions; and

  Our ability to obtain approvals needed to market our products.

PART I

ITEM 1. DESCRIPTION OF OUR BUSINESS AND RISK FACTORS

Our Business

On September 29, 2006, ICP Solar Technologies Inc, formerly FC Financial Services Inc. ("ICP Solar"), a Nevada corporation, directly and indirectly through its Canadian wholly owned subsidiary, completed the acquisition of 100% of the issued and outstanding shares of ICP Solar Technologies Inc., a Canadian corporation ("ICP"). ICP, organized in 1988, has continued its operations as a subsidiary of ICP Solar (the "ICP Acquisition"). In this Annual Report, unless otherwise indicated or the context requires, the “Company”, “we”, “us” and “our” refer to ICP Solar and its subsidiaries including ICP.

We are headquartered in Montreal, Canada and we operate in the solar energy industry. We market, and sell solar panel based products to the consumer goods, Original Equipment Manufacturers ("OEM") and integrated building materials markets through our distribution channels in over 50 countries. Our products include: Sunsei TM 12V solar chargers (from 135mAmps to 8Amp sizes, Charge Controllers, Mounting and Expansion Kits, Coleman solar chargers from 100mAmps to 3.6Amps, 4A Charge Controller), OEM Modules (from 54mm to 600mm in size VW Solar Charger, Winnebago Solar Charger for RV Roof), and Solar Tiles (BIPV) (in development).

We operate our business through our wholly owned subsidiary of ICP, ICP Global Technologies Inc. (Canada).

On May 9, 2007, we sold the controlling interest (85%) in our subsidiary ICP Technologies (UK) Ltd. (Wales) ("ICP UK"), a company which owns and operates a 20,000 square foot manufacturing facility in the United Kingdom which produces amorphous silicon based solar cells that we integrate into various products., to ISE Solar LLC. We completed the sale of the remaining 15% on July 30,2008.

On March 5, 2008, we acquired 100% of the shares of Wes Power Technology Inc., a developer of real-time hybrid (solar and wind) communications monitors and controllers.

We were incorporated in the State of Nevada on November 19, 2003. Prior to completing the acquisition of ICP, we were in the business of providing indirect financing of installment contracts for automobile purchases and leases. Our business model involved automobile dealers making arrangements with us to finance the purchase or lease of a vehicle. On September 29, 2006 we acquired through our wholly owned subsidiary all of the issued and outstanding shares of ICP. In order to focus our resources on developing ICP's technology and business, we no longer are proceeding with automobile financing business activities.

MARKET AND PRODUCTS

ICP operates in the following three main market verticals:

1. Consumer Goods,
2. Original Equipment Manufacturers ("OEM"),
3. Integrated Building Material Market, and
4. Monitoring equipment

The following is a list of ICP's current products on the market or in development:

  Sunsei TM 12V solar chargers (from 135mAmps to 8Amp sizes, Charge Controllers, Mounting and Expansion Kits, Coleman solar chargers from 100mAmps to 3.6Amps, 4A Charge Controller)

  OEM Modules (from 54mm to 600mm in size VW Solar Charger, Winnebago Solar Charger for RV Roof)

  Hybrid (solar and wind) communications monitors and controllers. (in development)

Consumer Goods

The consumer goods market makes up approximately 10% of the solar panel industry. The consumer goods market is comprised of larger retail chain stores and specialty stores. ICP sells its integrated solar energy systems and other solar products under two main brands: Sunsei TM its proprietary brand and Coleman®, (for which it is the holder of a license), to the consumer goods market. Sunsei TM is positioned as our premium brand and Coleman® is ICP's value brand line.

ICP's products under the Coleman® brand are distributed to large retail chains such as Costco, Wal-Mart, Target, Sam's Club, and LeRoy Merlin. ICP believes that consumers in the large retail chain space are cost conscious purchasers who also look for quality products. ICP plans to continue to develop this segment through additional retail chains, but there can be no assurances that ICP will be able to sign on additional retail chains.

ICP sells its Sunsei TM brand to specialty retailers in the marine market or battery market such as West Marine and Battery Alliance. ICP's current product line is composed of turn key portable panel systems used for camping, yachting, battery recharging and other portable use.

ICP's online market is composed of its own online shopping website at www.solarchargers.com , www.sunsei.com and other third party online shopping websites. The third party online shopping websites include Amazon.com, Samsclub.com, Costco.com, Westmarine.com and HomeDepot.com.

OEM Market

In 2003, ICP entered into the OEM market, and is presently focusing on the automotive sector with a product that is used to allow a car battery to retain its electric charge when the car engine is not turned on for extended periods of time. The product consists of a proprietary small portable charger that is affixed onto the inside of the windshield of a car and plugged into the cigarette lighter or OBD (on-board diagnostic). ICP also supplies Winnebago, the leading worldwide RV manufacturer, with outdoor roof-mounted solar panels.

Integrated Building Material Market

The Integrated Building Material market is the largest segment of the solar panel industry. ICP has a patented roof-tile technology that we hope to finalize development of over the next six to nine months and subsequently enter the building materials market.

Our new patented technology for a thin film amorphous solar cell can be seamlessly integrated into roofing lines for homes, buildings and other structures. Unlike standard poly-crystalline solar cell based panels that can interfere with the esthetics of a roof line, the thin film integrated tiles seamlessly integrates into roofing lines. Although the required panel area per kilowatt of electricity generated for amorphous panels is twice that of poly-silicon panels, the overall costs of power generation for amorphous based systems is less than that of poly-silicon based systems. Amorphous solar cells can generate more power on a watt for watt basis than traditional solar cells and utilize only 5% of the raw material used to make traditional poly-silicon cells. We believe that these panels can be sold to both the grid connected and off grid sectors of the market.

Our amorphous solar tiles are expected to be available within the next nine to twelve months, pending final development and certification. However, there can be no assurances that the final development will be successful or that we will be able to commercialize the amorphous solar tiles at a profit, if at all.

Business Strategy

We plan to expand our client base with large retail chains and specialty retailers in addition to further penetrating our existing clients. We intend to work closely with our sales agents as part of our overall sales growth strategy. We also plan to utilize the Internet for marketing and sales of our products.

As an immediate short-term strategy, we expect to finalize the thin film roof tile technology and to engage in full scale commercialization within the next twelve months. Our strategy is to gain market share by positioning the final product through the OEM channel with global installer partners for a variety of applications. At the present time, we have identified potential marketing partners for the thin film roof tile technology and, although there can be no assurances, we expect strong demand upon commercialization. We intend to continue to market our existing products to the rural areas of developing countries. ICP has a history of installing panels in such countries as Kenya and we expect to expand our presence in the rural sectors in South America, Africa and Asia. We plan to continue to reduce our costs with respect to our products by improving efficiency and innovating new technologies.

Solar Energy Industry

The electric power industry is one of the world's largest industries. With the recent deregulation, the advent of economic, environmental and national security issues, and technological advances, new opportunities exist for new entrants into the electric power industry. As electric power has become vital component of the world's economy as a result of the increasing dependence on electricity-reliant technology, reliable electricity has become critical to economic growth.

Traditionally, sources of fuel for generating electricity include coal, natural gas, oil, nuclear power, and renewable resources. However, the following factors have made increasing reliance on these traditional sources unattractive:

(a)

Environmental regulations. Recent environmental regulations seek to limit emissions by fossil fuel including international treaties and national and regional air pollution regulations to restrict the release of greenhouse gasses;

(b)

Infrastructure reliability. Investment in electricity transmission and distribution infrastructure has not kept pace with increased demand. Expanding the aging infrastructure will be capital intensive and time consuming, and may be restricted by environmental concerns; and

(c)

Fossil fuel supply constraints and cost pressures. The supply of fossil fuels is finite. Depletion of fossil fuels may impact prices and infrastructure requirements over this century. Political instability, labor unrest, war and the threat of terrorism in oil producing regions have disrupted oil production, increased the volatility of fuel prices and raised concerns over foreign dependency.

As a result of these challenges, we believe that future demand for electricity will not be met through traditional fossil fuel-based technologies alone. The solar panel industry is a growing market and the use of solar energy has been around for more than 100 years, but only in the past few decades, increased efficiency as a result of new technologies is making solar energy a more viable alternative to nonrenewable energy sources. Solar energy provides the following advantages over the traditional solutions:

  Modularity and scalability. Solar power products can be deployed in various sizes and configurations and can be installed almost anywhere;

  Reliability. With no need for moving parts and fuel supply, solar power systems reliably provide power to many demanding applications;

  Dual use. Solar modules are able to serve as both a power generator and the skin of the building; and

  Environment friendly. Solar power systems consume no fuel and produce no air, water or noise emissions.

  Solar energy works by using photovoltaic solar cells made up of silicon compounds such as poly-silicon, which produces a current when exposed to sunlight. Many interconnected cells are packaged into solar modules, which protect the cells and collect the electricity generated. In general, the solar industry is generally broken down into three main categories:

1.	On-grid, which is solar derived electricity that is connected into the main electrical grids, which occupies 56% of the total solar energy consumption;

2.

Off-grid, which is mostly made up of solar derived power in rural areas where access to conventional electric power is not economical or physically feasible and OEM equipment such as automotive, garden lights, telecom and remote site power, which occupies 34% of the total solar energy consumption; and

3.

Consumer products, such as small portable solar powered equipment for use in recreational vehicles, yachting and camping, battery recharging and so on, which occupies 10% of the total solar energy consumption.

Governments around the world have launched incentive programs to reward solar power users. For instance, the Japanese government has spent hundreds of millions of dollars in subsidies to encourage citizens to install solar energy systems in their homes. Germany has implemented a program whereby it purchases a solar energy derived kilowatt hour for up to $0.55 daily. Italy and Spain have set up a similar program. In the US, last year's energy bill included subsidies for the use of solar energy, and many states have started to implement subsidy programs such as California which has recently rolled out an aggressive $2.9 billion subsidy plan over the next 10 years.

Competition

The solar power market is intensely competitive and rapidly evolving. Our competitors have established a market position more prominent than ours, and if we fail to secure our supply chain, attract and retain customers, and establish a successful distribution network for our solar power products, we may be unable to increase our sales and market share. The solar cell manufacturing arena includes some 100 manufacturers worldwide. The ten largest manufacturers comprise more than three quarters of the market. At present suppliers are having difficulty keeping up with increasing market demands, largely due to technological developments that decrease solar energy costs and government incentives, which translates into a lower competitive environment for the sector at the moment. Although there are no assurances, the market is expected to continue to undergo strong growth over the next ten years which will be conducive to sustaining existing suppliers and allowing for new market entrants to capture market share as well.

We believe that we are well positioned within the solar market. ICP is a well diversified innovative company that provides solar energy products to diversified market segments. Over the years, ICP has built a reputation for quality and reliability as well as a brand name and distribution network, while acquiring its own solar cell supply chain. Over the years, ICP has built a presence in various global niche markets as well. ICP has also developed new technology in the area of amorphous solar cells which management believes will allow it to enter into the large on-grid and off-grid solar electrical markets.

The entire solar industry also faces competition from other power generation sources, both conventional sources as well as other emerging technologies. Solar power has certain advantages and disadvantages when compared to other power generating technologies. The advantages include the ability to deploy products in many sizes and configurations, to install products almost anywhere in the world, to provide reliable power for many applications, to serve as both a power generator and the skin of a building and to eliminate air, water and noise emissions. Whereas solar generally is cost effective for off-grid applications, the high up-front cost of solar relative to most other solutions is the primary market barrier for on-grid applications. Furthermore, unlike most conventional power generators, which can produce power on demand, solar power cannot generate power where sunlight is not available, although it is often matched with battery storage to provide highly reliable power solutions.

Order Book

The amount of orders on hand at April 30, 2009 are approximately $710,000.

Intellectual Property and Patent Protection

We plan to aggressively continue to protect our intellectual property and technology by applying for patent protection in the United States and in the most relevant foreign markets in anticipation of future commercialization opportunities. The cost of patents and trademarks are expensed when incurred.

We also rely on trade secrets, common law trademark rights and trademark registrations and intend to protect our intellectual property through non-disclosure agreements, license agreements and appropriate restrictions and controls on the distribution of information.

At present , ICP has the following patents, registered trademarks and designs:

Country	Type	App. No. or Registration No.	Trademark	ICP Status Note
CA	TM	TMA669,469	ISUN	Registered
CA	TM	TMA622,453	ICP GLOBAL TECHNOLOGIES Design	Registered
CA	TM	TMA628,201	Let our power give you freedom	Registered
CA	TM	TMA675,977	ATF	Registered
European Community (OHIM)	TM	App. No. 005441373	SUNSEI	Registered
Australia	TM	App. No. 1,142,137	SUNSEI	Registered
CA	TM	TMA674,928	SUNSEI	Registered
USA	TM	Reg'n No. 3,262,491	SUNSEI	Registered

Country	Type	App. No. or Registration No.	Trademark	ICP Status Note
CA	TM	App. No. 1,333,273	GREENMETER	Registered
US	TM	App. No. 76/690,996	GREENMETER	Pending
European Community (OHIM)	TM	App. No. 006 931 141	GREENMETER	Abandoned
US	TM	App. No. 77/510,653	ISUN	Pending
CA	TM	App. No. 1,393,896	PLUG N’ PLAY	Approved for Advertisement
European Community (OHIM)	TM	App. No. 006 931 109	ISUN	Allowed – Regn Fee paid
US	TM	App. No. 77/510,527	RENEWABLE ENERGY POWER TILE	Pending
US	TM	76/467,624	ICP GLOBAL TECHNOLOGIES & DESIGN	Registered
US	TM	App. No. 78/346,960	ICP SOLAR TECHNOLOGIES & DESIGN	Registered
US	TM	App. No. 78?377,570	SUNSAVER	Registered
US	TM	App. No. 60/519,555	SOLARVENT	Registered
US	TM	App. No. 78/346,476	BATTERY SAVER SE	Registered
US	TM	App. No. 78/331,020	AUTOVENT	Registered
US	TM	App. No. 78/359,160	BATTERY SAVER PLUS	Registered
US	TM	App. No. 76/448,811	TRACTORSAVER	Registered
US	TM	App. No. 78/109,085 (Now 2,839,191)	BATPACK	Registered
US	TM	App. No. 76/039,122 (Now 2,709,752)	SolarPRO plug’n’play (stylized)	Registered
US	TM	App. No. 76/140,194	iSUN (Stylized)	Registered
US	TM	App. No. 76/140,193 (Now 2,575,542)	LET OUR POWER GIVE YOU FREEDOM (Stylized)	Registered
US	TM	App. No. 76/255,870 (Now 2,626,915)	POCKETPV	Registered

Country	Type	App. No. or Registration No.	Trademark	ICP Status Note
US	TM	App. No. 78/147,527 (Now 2,835,615)	THE MOST VERSATILE BATTERY CHARGER IN THE UNIVERSE	Registered
US	TM	App. No. 76/255,869 (Now 2,634,557)	SOLAR BOOSTER	Registered
CA	TM	App. No. 1,081,632	LET OUR POWER GIVE YOUR FREEDOM	Registered
CA	TM	App. No. 537,063/ TMA315,973	FIRST CHOICE – PREMIERE CHOIX	Registered
CA	TM	App. No. 1,076,749/ TMA569,033	Isun & Design	Registered
CA	TM	App. No. 1,147,986/ TMA601,092	THE MOST VERSATILE BATTERY CHARGER IN THE UNIVERSE	Registered
`CA	TM	App. No. 716,424/ TMA435,293	NEVERMISS	Registered
CA	TM	App. No. 712,850/ TMA427,521	SHIATSU	Registered
CA	TM	App. No. 1,136,102 TMA590,567	SOLAR BOOSTER	Registered
CA	TM	App. No. 1,081,631/ TMA589,526	SolarPRO Plug’n’play	Registered
CA	TM	App. No. 1,121,392 TMA591,037	SOLARPAQ	Registered
CA	TM	App. No. 1,131,151/ TMA573,818	BATTPAK	Registered
CA	TM	App. No. TMA602,574	3P	Registered
US	TM	App. No. 2,839,171	BATTPAK	Registered
US	TM	App. No. 2,137,576	NEVERMISS	Registered
UK	TM	App. No. 2,313,930	iSUN & Design	Registered
UK	TM	App. No. 1,271,719	SOLARVENT	Registered

Country	Type	App. No. or Registration No.	Patent	Status
US	P	10 / 710,077 Patent No. 7442077	Modular Cable System for Solar Power Sources	Issued
CDN	P	2,472,548	Solar Panel Having Visual Indicator	Issued
US	P	10/895,956 (Now Pat No. 7,224,286)	Modular Cable System for Solar Powered Sources	Issued.
CDN	P	2,480,366	Photovoltaic Building Elements	Pending.
US	P	11/ 298,663 Patent No. 7501789	Solar Powered Battery Charger with Voltage Regulation Circuit Apparatus	Issued
UK	P	218104.8 Patent No. 2391704	PHOTOVOLT AIC BUILDING ELEMENTS	Issued
EP	P	04761581.0	Solar Panel Having Visual Indicator	Pending
US	P	10/932196	Photovoltaic Building Structure	Pending
CA	P	2,409,465	MODULAR SOLAR BATTERY CHARGER	Issued.
US	P	09/987,93 6 (Now6,650,085)	MODULAR SOLAR BATTERY CHARGER	Issued.
PCT	P	PCT/CA2008/00019	Hybrid Renewable Power Monitor and Data Logger	Filed
	P	516437.1	PHOTOVOLT AIC BUILDING ELEMENTS	Issued.
PCT	P	PCT/CA2008/001794	Integrated Photovoltaic Roof Tile	Pending
PCT	P	PCT/CA2008/001796	Autonomous Hybrid Renewable Energy Controller	Pending
US	P	29/165,690 (NOW D476,950)	Hand portable Battery Pack	Issued
CA	P	101002	Briefcase Solar Power Generator	Issued
US	D	29/165,689 (now D479,191)	Briefcase Solar Power Generator	Issued
US	D	29/165,688 (now D487,884)	Detachable Solar Panel	Issued
US	P	29/062,623 (now D395,279)	Solar Powered Battery Trickle Charger	Issued
US	P	29/176,029	Packaging for a solar panel	Issued
US	D	29/127402	Floating Solar-Powered Fountain	Issued
US	P	07/202,351 (now 4,899,645)	Solar Powered Ventilator	Issued
US	P	60/489,084	Solar Panel Having Visual Indicator	Issued

Government Regulation

The Company uses, generates and discharges toxic, volatile or otherwise hazardous chemicals and wastes in its research and development activities. We are subject to a variety of foreign, federal, state and local governmental regulations related to the storage, use and disposal of hazardous materials.

We believe that we have all environmental permits necessary to conduct our business. We believe that we have properly handled our hazardous materials and wastes and have not contributed to any contamination at any of our past or current premises. We are not aware of any environmental investigation, proceeding or action by foreign, federal or state agencies involving our past or current facilities. If we fail to comply with present or future environmental regulations, we could be subject to fines, suspension of production or a cessation of operations. Any failure by us to control the use of or to restrict adequately the discharge of hazardous substances could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition. In addition, under some foreign, federal and state statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for the release or otherwise was not at fault.

Research and Development

Our immediate goal is to complete the development of our ISUN® solar charger for electronics, our Sunsei Greenmeter®, and our thin film amorphous solar cell which can be seamlessly integrated into roofing lines for homes, buildings and other structures.

In fiscal 2009 R&D expenses were $643,629 (2008-$87,812).

Environmental Regulatory Compliance

We believe that we are fully compliant with environmental regulations of our facility located in Montreal, Quebec.

Employees

As of January 31, 2009, other than our executive officers and directors, we had 12 full time employees.

Sales by Geographic Location

The distribution of the revenue of the Company by geographic location is approximately as follows:

	2008	2007

North America	$4,194,660	$3,984,739
Europe	1,420,247	1,793,133
Asia	295,885	597,711
Africa	-	265,649

ITEM 1A. RISK FACTORS

Risks Related to Our Business, Products and the Solar Power Industry

We may need to raise significant additional capital in order to fund our operations and to continue to grow our business, which subjects us to the risk that we may be unable to maintain or grow our business as planned and that our stockholders may be subject to substantial additional dilution.

Although we believe that we have the financial resources to complete our plan of operation for the next twelve months, we anticipate that we may require additional funding to further enhance our operating infrastructure, to secure our supply of solar panels and to advance our research and development programs that are key to refining our products.

We may also require additional capital to respond to competitive pressures and acquire complementary businesses or necessary technologies. We do not know whether or not we will be able to raise additional financing or financing on terms favorable to us. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, to develop and expand our solar panel supplier network and distribution network, to maintain our research and development efforts or to otherwise respond to competitive pressures would be significantly impaired. We currently have no such financing arrangements in place. If financing is not available or obtainable, our ability to meet our financial obligations and pursue our plan of operation will be substantially limited and investors may lose a substantial portion or all of their investment. Moreover, any additional funds raised through the issuance by us of shares of our capital stock, or through securities exchangeable or convertible into shares of our capital stock, would result in a reduction in the percentage ownership of our existing stockholders. In addition, any such newly issued securities may contain rights, privileges or preferences senior to those held by our existing stockholders.

We have a history of losses, expect to incur substantial further losses and may not achieve or maintain profitability in the future, which may decrease the market value of our stock.

ICP was founded in 1988. Headquartered in Montreal, Canada, ICP operates in the solar energy industry. ICP markets, and sells solar panel based products to the consumer goods, Original Equipment Manufacturers ("OEM") and integrated building materials markets through its distribution channels in over 50 countries. Since inception, we have incurred significant net losses, including a net loss of $ 9,285,469 for the year ended January 31, 2009. As a result of ongoing operating losses, we had an accumulated deficit of $ 18,125,708 as of January 31, 2009. We expect to continue to incur substantial losses for the foreseeable future, and we may never become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future, which could materially decrease the market value of our common stock. We anticipate that our expenses will increase substantially in the foreseeable future as we seek to:

  develop our distribution network;

  continue to perform research and development to improve existing products and develop new products;

  implement internal systems and infrastructure in conjunction with our growth;

  expand our supplier network, whether domestically or internationally; and

  hire additional personnel.

We do not know whether our revenues will grow at all or even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future, which could materially decrease the market value of our common stock. We expect to continue to make significant capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we seek to:

  expand our supplier network, whether domestically or internationally;

  develop our distribution network;

  continue to perform research and development to improve existing products and develop new products;

  implement internal systems and infrastructure in conjunction with our growth; and

  hire additional personnel.

We do not know whether our revenues will grow at all or grow rapidly enough to absorb these expenses, and our limited operating history makes it difficult to assess the extent of these expenses or their impact on our operating results.

Potential investors should also be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to research and development programs, marketing, approvals by government agencies, competition and additional costs and expenses that may exceed current estimates. The Company has no substantial history upon which to base any assumption as to the likelihood that our business will prove to be successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our dependence on a limited number of third party manufacturers for solar panels, key components for our solar power products could prevent us from delivering our products to our customers within required timeframes, which could result in order cancellations and loss of market share.

We obtain all of our solar power products using third party manufacturers and assemblers and using materials and components procured from a limited number of third-party suppliers. If we fail to develop or maintain our relationships with these or our other suppliers, we may be unable to manufacture our products or our products may be available only at a higher cost or after a long delay, which could prevent us from delivering our products to our customers within required time frames which may, in turn, result in order cancellations and loss of market share. We currently do not have contracts with many of our suppliers and may not be able to procure sufficient quantities of the materials and components necessary to manufacture our products on acceptable commercial terms or at all. To the extent that the processes that our suppliers use to manufacture materials and components are proprietary, we may be unable to obtain comparable materials and components from alternative suppliers on favorable terms, or at all. The failure of a supplier to supply materials and components in a timely manner, or to supply materials and components that meet our quality, quantity and cost requirements could impair our ability to manufacture our products or increase their component costs, particularly if we are unable to obtain substitute sources of these materials and components on a timely basis or on terms acceptable to us.

We may fail to successfully bring to market our new solar power products under development, which may prevent us from achieving increased sales and market share.

Although ICP has been selling its solar power products since 1988, we expect to derive a substantial portion of our revenues from sales of our new solar power products that are under development and not yet commercially available. If we fail to successfully develop our new solar power products or technologies, we will likely be unable to recover losses incurred to date in the development of these products and technologies, and we may be unable to increase our sales sufficiently to allow us to become profitable.

Our solar power products may not gain market acceptance, which would prevent us from achieving increased sales and market share.

The development of a successful market for our Solar power products may be adversely affected by a number of factors, many of which are beyond our control, including:

  our failure to produce solar power products that compete favorably against other solar power products on the basis of cost, quality and performance;

  our failure to produce solar power products that compete favorably against conventional energy sources and alternatively distributed generation technologies, such as wind and biomass, on the basis of cost, quality and performance;

  whether or not customers will accept our new module designs under development and the techniques we are developing to mount them; and

  our failure to develop and maintain successful relationships with distributors, systems integrators and other resellers, as well as strategic partners.

If our solar power products fail to gain market acceptance, we may be unable to increase our sales and market share and to achieve and sustain profitability.

Technological changes in the solar power industry could render our solar power products uncompetitive or obsolete, which could reduce our market share and cause our sales to decline.

Our failure to further refine our technology and to develop and introduce new solar power products could cause our products to become uncompetitive or obsolete, which could reduce our market share and cause our sales to decline. The solar power industry is rapidly evolving and competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the solar power industry and to effectively compete in the future. We believe that a variety of competing solar power technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our solar power products. Our development efforts may be rendered obsolete by the technological advances of others and other technologies may prove more advantageous for the commercialization of solar power products.

Our ability to increase market share and sales depends on our ability to successfully maintain our existing distribution relationships and expand our existing distribution channels.

We currently sell our solar power products primarily to distributors, system integrators and other value-added resellers within and outside of North America, which typically resell our products to end-users globally. If we are unable to successfully refine our existing distribution relationships and expand our existing distribution channels, our revenues and future prospects may be materially harmed. As we seek to grow our sales by entering new markets in which we have little experience selling our solar power products, our ability to increase market share and sales will depend substantially on our ability to expand our distribution channels by identifying, developing and maintaining relationships with resellers both within and outside of North America. We may be unable to enter into relationships with resellers in the markets we target or on terms and conditions favorable to us, which could prevent us from entering these markets at all or in accordance with our current plans. Our ability to enter into and maintain relationships with resellers will be influenced by factors beyond our control, including the relationships between these resellers and our competitors, market acceptance of our products and our low brand recognition as a new entrant.

Our dependence on a small number of resellers may cause significant fluctuations or declines in our product revenues.

Historically, all of our sales to resellers have been made through purchase orders without long-term commitments, including under arrangements that may be cancelled without cause and on short notice and that generally do not require minimum purchases. Consequently, our resellers are generally permitted to obtain products from other providers of solar power products without further obligation to us. The concentration of our product sales also exposes us to credit risks associated with the financial viability of these resellers. We anticipate that sales of our solar power products to a limited number of key resellers will continue to account for a significant portion of our total product revenues for the foreseeable future. Consequently, any one of the following events may cause material fluctuations or declines in our product revenues and negatively impact our operating results:

  reduction, delay or cancellation of orders from one or more of our significant resellers;

  selection by one or more of our significant resellers of products competitive with ours;

  loss of one or more of our significant resellers and our failure to recruit additional or replacement resellers; and

  failure of any of our significant resellers to make timely payment of our invoices.

Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share.

As is consistent with standard practice in our industry, the duration of our product warranties is lengthy, and has recently been increasing relative to expected product life. Our current standard product warranty includes a two-year warranty period for defects in material and workmanship and a 10 year warranty period for declines in power performance. We believe our warranty periods are consistent with industry practice. Due to the long warranty period, we bear the risk of extensive warranty claims long after we have shipped product and recognized revenues. The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products. Furthermore, widespread product failures may damage our market reputation and reduce our market share and cause sales to decline.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

We intend to continue to establish strategic relationships with third parties in the Solar power industry, particularly in international markets. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our technology and our products relative to those of our competitors. We can provide no assurance that we will be able to establish new strategic relationships in the future.

In addition, any new strategic alliances that we establish may subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to our business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or to expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control, which may, in turn, cause the market price of our common stock to decline.

Existing regulations and changes to such regulations may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could, in turn, result in a significant reduction in the potential demand for Solar power products in general. For example, utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase the cost to our customers of using our solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition. We anticipate that our Solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters, all of which may change over time. There is also a burden in having to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our Solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.

We are required to comply with all applicable foreign, federal, state and local regulations regarding protection of the environment. If more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. We believe that we have all necessary permits to conduct our business as it is presently conducted. If we fail to comply with any applicable present or future environmental regulations, however, we may be required to pay substantial fines, suspend production or cease operations. We use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to, among other things, potentially significant monetary damages and fines, criminal proceedings and penalties, third party property damage or personal injury claims or suspensions in our business operations. In addition, under some foreign, federal and state statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault.

We face intense competition from other companies producing solar power and other energy generation products. If we fail to compete effectively, we may be unable to increase our market share and sales.

The Solar power market is intensely competitive and rapidly evolving. Our competitors have established a market position more prominent than ours, and if we fail to attract and retain customers and establish a successful distribution network for our Solar power products, we may be unable to increase our sales and market share. There are a large number of companies in the world that produce Solar power products, including BP Solar, Kyocera Corporation, Sharp Corporation, Mitsubishi, Solar World AG and Sanyo Corporation. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new solar power technologies. Most of our competitors are substantially larger than we are, have longer operating histories and have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors' greater size in some cases provides them with a competitive advantage with respect to manufacturing costs due to their ability to allocate fixed costs across a greater volume of production and purchase raw materials at lower prices. Many also have greater name recognition, a more established distribution network and a larger installed base of customers. In addition, many of our competitors have well-established relationships with our current and potential resellers and their customers and have extensive knowledge of our target markets. As a result, our competitors may be able to devote greater resources to the research, development, promotion and sale of their products and respond more quickly to evolving industry standards and changing customer requirements than we can.

The success of our business depends on the continuing contributions of our key personnel and our ability to attract and retain new qualified employees in a competitive labor market.

We have attracted a highly skilled management team. If we were to lose the services of our executive officers and key employees, our business could be materially and adversely impacted. We do not carry key person life insurance on any of our senior management or other key personnel.

Our success will largely depend on the performance of our management and on the management of ICP. We are currently dependent upon a limited number of employees and consultants. As such, our success will also depend on our ability to attract and retain highly skilled technical, research, management, regulatory compliance, sales and marketing personnel. Competition for such personnel is intense. The loss of the services of such personnel or the inability to attract and retain other key personnel could impair the development of our business, operating results and financial condition.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute its business strategies, then our product development, the expansion of our distribution network and our sales and marketing activities may be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by this rapid growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skills and experience.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, our sales would not significantly increase and we may be unable to achieve or sustain profitability.

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability. In addition, demand for solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for Solar power products, including:

  cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;

  performance and reliability of Solar power products as compared with conventional and non-solar alternative energy products;

  success of alternative distributed generation technologies such as fuel cells, wind power and micro turbines;

  fluctuations in economic and market conditions that impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

  capital expenditures by customers that tend to decrease when the United States or global economy slows;

  continued deregulation of the electric power industry and broader energy industry; and

  availability of government subsidies and incentives.

Product liability claims against us could result in adverse publicity and potentially significant monetary damages.

Like other retailers and distributors of products that are used by consumers, we face an inherent risk of exposure to product liability claims in the event that the use of the Solar power products we sell results in injury. Since our products are electricity producing devices, it is possible that consumers could be injured or killed by our products, whether by product malfunctions, defects, improper installation or other causes. In addition, since sales of our existing products have been modest and the products we are developing incorporate new technologies and use new installation methods, we cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. We have evaluated the potential risks we face and believe that we have appropriate levels of insurance for product liability claims. We rely on our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. The successful assertion of product liability claims against us could result in potentially significant monetary damages and, if our insurance protection is inadequate to cover these claims, could require us to make significant payments.

Risks Related to Our Supply Chain

We will continue to be dependent on a limited number of third-party suppliers for certain raw materials and components for our products, which could prevent us from delivering our products to our customers within required timeframes, which could result in sales and installation delays, cancellations, liquidated damages and loss of market share.

We rely on a limited number of third-party suppliers for certain raw materials and components for our products. If we fail to develop or maintain our relationships with our limited suppliers, we may be unable to manufacture our products or our products may be available only at a higher cost or after a long delay, which could prevent us from delivering our products to our customers within required timeframes and we may experience order cancellation and loss of market share. To the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers. In addition, the current economic environment and credit markets could limit our suppliers’ ability to raise capital if required to expand their production or satisfy their operating capital requirements. As a result, they could be unable to supply necessary raw materials, inventory and capital equipment to us which we would require to support our planned sales operations which would in turn negatively impact our sales volumes and cash flows. The failure of a supplier to supply raw materials or components in a timely manner, or to supply raw materials or components that meet our quality, quantity and cost requirements, could impair our ability to manufacture our products or increase their costs. If we cannot obtain substitute materials or components on a timely basis or on acceptable terms, we could be prevented from delivering our products to our customers within required timeframes, which could result in sales and installation delays, cancellations, liquidated damages and loss of market share, any of which could have a material adverse effect on our business and results of operations.

Risks Related to Our Intellectual Property

If we are unable to protect our intellectual property adequately, we could lose our competitive advantage in the solar power market.

Our ability to compete effectively against competing solar power technologies will depend, in part, on our ability to protect our current and future proprietary technology and product designs through a combination of patent, copyright, trademark, trade secret and unfair competition laws. We may not be able to adequately protect our intellectual property and may need to defend our products and services against infringement claims, either of which could result in the loss of our competitive advantage in the solar power market and materially harm our business and profitability. We face the following risks in protecting our intellectual property and in developing, marketing and selling our products and services:

  we cannot be certain that our pending United States and foreign patent applications will result in issued patents or that the claims allowed are or will be sufficiently broad to protect our technology or processes;

  given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important;

  third parties may design around our patented technologies or seek to challenge or invalidate our intellectual property rights and there is no assurance that our intellectual property rights will deter infringement or misappropriation of our intellectual property;

  we may incur significant costs and diversion of management resources in prosecuting or defending intellectual property infringement suits;

  we may not be successful in prosecuting or defending intellectual property infringement suits and, as a result, may need to seek to obtain a license of the third party's intellectual property rights, which may not be available to us, whetheron reasonable terms or at all; and

  the contractual provisions we rely on to protect our trade secrets and proprietary information, such as our confidentiality and non-disclosure agreements with our employees, consultants and other third parties, may be breached and our trade secrets and proprietary information may be disclosed to competitors, strategic partners and the public.

We own 17 registered patents and 5 patents pending, and 41 registered trademarks and 3 trademarks pending.

If we are subject to litigation and infringement claims, they could be costly and disrupt our business.

In recent years, there has been significant litigation involving patents and other intellectual property rights in many technology-related industries. There may be patents or patent applications in the United States or other countries that are pertinent to our business of which we are not aware. The technology that we incorporate into and use to develop our current and future Solar power products may be subject to claims that they infringe the patents or other proprietary rights of others. The success of our technology efforts will also depend on our ability to develop new technologies without infringing or misappropriating the proprietary rights of others. We may receive notices from third parties alleging patent, trademark or copyright infringement claims, claims regarding trade secrets or contract claims. Receipt of these notices could result in significant costs as a result of the diversion of the attention of management from our technology efforts. No third party has a current filed intellectual property lawsuit, arbitration or other proceeding against us. We may, however, be involved in future lawsuits, arbitrations or other legal proceedings alleging patent infringement or other intellectual property rights violations. If a successful claim were brought against us, we would have to attempt to license the intellectual property right from the claimant or to spend time and money to design around or avoid the intellectual property. Any such license may not be available at reasonable terms, or at all. In addition, litigation, arbitration or other legal proceedings may be necessary to:

  assert claims of infringement or misappropriation of or otherwise enforce our intellectual property rights;

  protect our trade secrets or know-how; or

  determine the enforceability, scope and validity of our intellectual property rights or those of others.

We may be unsuccessful in defending or pursuing these lawsuits or claims. Regardless of the outcome, litigation can be very costly and can divert management's efforts. An adverse determination may subject us to significant liabilities or require us to seek licenses to other parties' intellectual property rights. We may also be restricted or prevented from developing, marketing or selling a solar power product or service that we develop. Further, we may not be able to obtain any necessary licenses on acceptable terms, if at all.

In addition, we may have to participate in proceedings before the United States Patent and Trademark office, or before foreign patent and trademark offices, with respect to our patents, patent applications, trademarks or trademark applications or those of others. These actions may result in substantial costs to us as well as a diversion of management attention. Furthermore, these actions could place our patents, trademarks and other intellectual property rights at risk and could result in the loss of patent, trademark or other intellectual property rights protection for the products and services on which our business strategy depends.

We may be unable to adequately protect or enforce our proprietary information, which may result in its unauthorized use or reduced sales or otherwise reduce our ability to compete.

Our business and competitive position depend upon our ability to protect our proprietary technology, including any solar power products that we develop. Despite our efforts to protect this information, unauthorized parties may attempt to obtain and use information that we regard as proprietary. Any patents issued in connection with our efforts to develop new technology for solar power products may not be broad enough to protect all of the potential uses of the technology.

In addition, when we do not control the prosecution, maintenance and enforcement of certain important intellectual property, such as a technology in-licensed to us, the protection of the intellectual property rights may be out of our control. If the entity that controls the intellectual property rights does not adequately protect those rights, our rights may be impaired, which may impact our ability to develop, market and commercialize the related solar power products.

Our means of protecting our proprietary rights may not be adequate, and our competitors may:

  independently develop substantially equivalent proprietary information, products and techniques;

  otherwise gain access to our proprietary information; or

  design around our patents or other intellectual property.

We pursue a policy of having our employees, consultants and advisors execute proprietary information and invention agreements when they begin working for us. However, these agreements may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. If we fail to maintain trade secret and patent protection, our potential, future revenues may be decreased.

If the effective term of our patents is decreased due to changes in patent laws or if we need to re-file some of our patent applications, the value of our patent portfolio and the revenues we derive from it may be decreased.

The value of our patents depends in part on their duration. A shorter period of patent protection could lessen the value of our rights under any patents that we obtain and may decrease the revenues we derive from our patents. For example, the United States patent laws were amended in 1995 to change the term of patent protection from 17 years after the date of a patent's issuance to 20 years after the earliest effective filing date of the application for a patent, unless the application was pending on June 8, 1995, in which case the term of a patent's protection expires either 17 years after its issuance or 20 years after its filing, whichever is later. Because the average time from filing of patent application to issuance of a patent is usually at least one year and, depending on the subject matter, may be more than three years, a 20-year patent term from the filing date may result in substantially shorter patent protection. Also, we may need to re-file some of our patent applications to disclose additional subject matter and, in these situations, the patent term will be measured from the date of the earliest priority application to which benefit is claimed in such a patent application. This would shorten our period of patent exclusivity and may decrease the revenues that we might obtain from the patents.

International intellectual property protection is particularly uncertain and costly, and we have not obtained or sought patent or trademark protection in many foreign countries where our solar power products and services may be developed, marketed or sold by us or by others. Intellectual property law outside the United States is even more uncertain and costly than in the United States and is currently undergoing review and revision in many countries. Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as United States laws.

Risks Related to Our Securities

We may conduct further offerings in the future, in which case your shareholdings will be diluted.

Since our inception, we have relied on such equity sales of our common stock to fund our operations. We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us will be lower. This condition is often referred to as "dilution." The result of this could reduce the value of your stock.

Because our common stock is considered a “penny stock”, stockholders will be more limited in their ability to sell their shares.

Our common stock is considered to be a "penny stock" since it does not qualify for one of the exemptions from the definition of "penny stock" under Section 3a51-1 of the Securities Exchange Act of 1934 (the "Exchange Act"). Our common stock is a "penny stock" because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a "penny stock" is that securities broker-dealers participating in sales of our common stock will be subject to the "penny stock" regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Because the Board of Directors may designate and authorize issuance of preferred shares, the rights of the holders of Common Stock may be adversely affected.

The Board of Directors may designate and authorize issuance of preferred shares which could have rights, preferences or privileges in priority to our stockholders and which may further dilute stockholders. The authorized capital of the Company includes 1,000,000 shares of ''blank check'' preferred stock, of which no shares have been issued. The Board of Directors has the authority to issue shares of preferred stock and to determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting rights and dividend rights, of these shares of preferred stock without any further vote or action by the stockholders. The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. At this time, the Company has no present plans of issuing any preferred stock.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain our earnings to support operations and to finance the growth and development of our business and do not expect to pay cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

The conversion of convertible debentures and the exercise of warrants issued in our recent private placement could result in a substantial number of additional shares of our common stock being issued in the event that we fail to achieve certain milestones.

On June 13, 2008, we closed a private placement involving the issuance of (i) 11% senior secured convertible debentures in the Company issued at a 10% discount with an aggregate face value of $3,333,333, convertible into shares of common stock of the Company at an initial conversion price of US $0.50 (subject to adjustment) (the “Debentures”); (ii) 6,666,666 Series A purchase warrants each exercisable to purchase one share of common stock of the Company, at an initial exercise price of US $0.50 per share (subject to adjustment); (iii) 6,666,666 Series B purchase warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise price of US $1.00 per share (subject to adjustment) and (iv) 6,666,666 Series C purchase warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise price of US $1.00 per share warrants (subject to adjustment).

On December 31, 2008 the Company revised the terms and amended the convertible debenture agreements: The outstanding principal and interest at December 31, 2008 of $2,568,425 was revised to 115% or $2,953,688 resulting in recognition of a discount of $385,263.The conversion price was reduced from $0.50 to $0.25. The repayment terms were amended whereby the outstanding principal and interest at May 31, 2009 shall be repaid in 13 equal monthly installments commencing on June 1, 2009.The total number of warrants issued of 53,333,328 and their exercise price were revised as follows;Series A stock purchase warrants to purchase 13,333,332 shares at an exercise price of $0.25 per share,Series B stock purchase warrants to purchase 26,666,664 shares at an exercise price of $0.25 per share,Series C stock purchase warrants to purchase 13,333,332 shares at an exercise price of $0.50 per share

The conversion price for the Debentures and the exercise price for the warrants issued in the private placement are subject to adjustment at a floating rate tied to our achieving certain milestones tied to trailing revenues and earnings before interest, taxes, depreciation and amortization (“EBITDA”). In the event that we fail to achieve these milestones, the conversion price for the Debentures and the exercise for the warrants will be reduced (but not increased) to equal the lesser of (a) the conversion price then in effect, (b) the “market price” (equal to the volume weighted average price of our common stock during the immediately preceding five (5) consecutive trading days) for shares of our common stock, as determined on the applicable milestone date, or (c) the market price, as determined on the date that is five (5) trading days after the date that Company files its next periodic report with the Securities and Exchange Commission following the end of the applicable milestone period.

Holders of convertible debentures and warrants may convert such debentures or exercise such warrants immediately. In addition, we may make payments of interest or principal under the Debentures in the form of shares of common stock; provided, generally, that we are not in default under the Debentures at such time and we have met certain equity conditions described in the Debentures. If we make payments of interest in the form of shares of common stock, such shares must be registered and free-trading. If the Company elects to make principal payments in shares of common stock, the conversion rate will be the lesser of (a) the conversion price then in effect, or (b) 85% of the average of the three (3) lowest closing bid prices of the common shares over the twenty (20) trading day period ending on the trading day ending immediately preceding the applicable monthly redemption date. If we fail to achieve the milestones described above, or if we elect to make payments of principal on the Debentures in the form of shares of our common stock, the outstanding Debentures and warrants will be exercisable for a greater number of shares. This could decrease the price of our common stock and encourage short selling which, in turn, could produce additional downward pressure on the market price of our common stock. Any resulting lower market prices could result in further downward adjustment to the prevailing conversion and/or exercise prices described herein, meaning that we could be required to issue an increasingly greater number of shares of our common stock to holders of Debentures and warrants upon conversion or exercise thereof, further depressing the market price for our common stock.

The conversion of the outstanding Debentures and the exercise of outstanding warrants, and any interest or principal payments on the Debentures made by us in the form of shares of common stock, may result in substantial dilution to the interests of other holders of our common stock. Even though no selling stockholder may convert its Debentures if upon such conversion the selling stockholder, together with its affiliates, would acquire a number of shares of common stock exceeding 4.99% of our then outstanding common stock, excluding for purposes of such determination shares of common stock issuable upon conversion of any portion of the Debentures which have not been converted and upon exercise of warrants which have not been exercised, this restriction does not prevent a selling stockholder from selling a substantial number of shares in the market or from unilaterally choosing to raise the 4.99% limit. By periodically selling shares into the market, an individual selling stockholder could eventually sell more than 4.99% of our outstanding common stock while never holding more than 4.99% at any specific time. In the event we receive a tender offer or an offer to merge with another entity in a transaction in which we are not the surviving entity, or in the event we are in default under the Debentures, this percentage is automatically increased to 9.99% .

ITEM 2. DESCRIPTION OF PROPERTY

Description of Property

We do not own any real property or any rights to acquire any real property. Our head office is located at 7075 Place Robert-Joncas, Unit 131 Montreal, Quebec, Canada H4M 2Z2. ICP's material property commitments include our lease commitment in Montreal, Quebec, described in the table below.

Location	Term	Square Feet	Monthly Commitment

Montreal, Quebec	March 1, 2006 to Feb 28, 2011	3,878	$2,342.96 [1]
			$2,504.54 [2]

1 Representing the lease commitment from February 1, 2009-February 28, 2009 in $ Canadian dollars (approx $ 1,905 USD).

2 Representing the lease commitment from March 1, 2009- February 28, 2011 in $Canadian $ (approx $2,029 USD).

ITEM 3. LEGAL PROCEEDINGS

Litigation

The Company is involved in litigation and claims which arise from time to time in the normal course of business amounting to approximately $178,000. In the opinion of management, any liability that may arise from such contingencies would not have a significant adverse effect on the financial statements of the Company.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

There were no matters submitted, through solicitation of proxies or otherwise, to a vote of our stockholders during the fourth quarter of the Company’s fiscal year ended January 31, 2009.

PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "ICPR". Our shares were first traded on the OTC Bulletin Board in June, 2005. The following table indicates the high and low bid prices of our common stock obtained during the periods indicated:

	For the period ended January 31,2009			For the period ended January 31,2008
	High	Low	High	Low

First Quarter	$1.07	$0.25	$2.46	$2.18
Second Quarter	$0.86	$0.39	$3.35	$2.17
Third Quarter	$0.55	$0.18	$3.14	$1.80
Fourth Quarter	$0.49	$0.11	$2.99	$0.36

The range of high and low price quotes of our common stock as set out in the table above is as quoted on the OTC Bulletin Board. The market quotations provided reflect inter-dealer prices, without retail markup, mark-down or commission and may not represent actual transactions.

The number of holders of record of our shares of our common stock, as of February 23, 2009, was 59.

Penny Stock Rules

The United States Securities and Exchange Commission (“SEC”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system; provided, that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and in such form as the SEC shall require by rule or regulation. The broker-dealer also must, prior to effecting any transaction in a penny stock, provide the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock that is not otherwise exempt from those rules, the broker-dealer must: (a) make a special written determination that the penny stock is a suitable investment for the purchaser; and (b) receive from the purchaser his or her written acknowledgement of receipt of the determination and a written agreement to the transaction.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock and therefore stockholders may have difficulty selling those securities.

Securities Authorized for Issuance Under Equity Compensation Plans

On November 1, 2006, the Board of Directors approved our 2006 Stock Incentive Plan (the "Plan"). On November 7, 2006, majority shareholder approval for the Plan was received. Under the Plan, up to 2,000,000 shares of common stock may be issued upon the exercise of options granted to directors, management, employees and consultants. As of January 31, 2009, options to purchase a total of 1,340,000 shares of our common stock had been granted under the Plan to certain of the Company's employees and directors. See "Executive Compensation".

Equity Compensation Plan Information

	Number of Securities to be issued upon exercise of outstanding options (1)	Weighted- Average Exercise Price of outstanding options	Number of Securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))

Equity Compensation Plans Approved by	1,340,000	$0.50	660,000
Security Holders
Equity Compensation Plans Not Approved	None	None
by Security Holders
Total	1,340,000	$0.50

(1) Amount shown reflects the forfeiture of options to purchase 877,500 shares of our common stock by former employees. Pursuant to the terms of the Plan, these shares will be available for re-issuance in connection with future option grants.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Sale of Unregistered Securities

There were no sales of unregistered securities during the year ended January 31, 2009.

ITEM 6-SELECTED FINANCIAL DATA

Selected Consolidated Annual Information
(in thousands of $, except per-share amounts)

	Fiscal Years Ended January 31,
	2009	2008

Revenues	5,903	6,541
Gross margin	1,394	2,166
Expenses	5,772	7,514
Operating Loss	(5,087)	(5,556)
Net earnings (loss)	(9,285)	(4,222)
Earnings (loss) per Class A share
(basic and diluted)	(0.28)	(0.14)
Weighted average number of Class A shares outstanding (in thousands)	34,091	30,149
Cash dividends paid on Class A shares	-	-

Balance Sheet Data (as at January 31)

	2009	2008

Total assets	2,531	6,199
Shareholders' (deficit) equity	(2,973)	3,467
Total interest-bearing debt (1)	172	1,812
Cash and short-term investments	194	526

(1) Including long-term debt and its current portion, bank advances and loans, interest bearing portion of director's loan payable, government grants, capital lease obligations and their current portion as well as convertible notes.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

This Management's Discussion and Analysis (“MD&A”) is designed to assist investors in understanding the nature and the importance of the changes and trends, as well as the risks and uncertainties associated with the Company's operations and financial position. Some sections of this MD&A contain forward-looking statements that, because of their nature, necessarily involve a number of known and unknown risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. The Company's actual and future results could therefore differ materially from those indicated or underlying these forward-looking statements. In evaluating these statements, you should consider various factors, including the risks discussed below, and, from time to time, in other reports filed by the Company with the SEC. See “Risk Factors” and “Special Note Regarding Forward Looking Statements”.

Although the Company deems the expectations reflected in these forward-looking statements to be reasonable, the Company cannot provide any guarantee as to the materialization of the expectations reflected in these forward-looking statements.

Basis of Presentation

This MD&A on the Company's operating results and cash flows for the fiscal years ended January 31, 2009 and January 31, 2008 as well as its financial position at January 31, 2009, should be read in conjunction with the consolidated financial statements and accompanying notes contained in this report.

Company Overview

Headquartered in Montreal, Canada, ICP operates in the solar energy industry. ICP manufactures, markets, and sells solar panel based products to the consumer goods, Original Equipment Manufacturers ("OEM") and integrated building materials markets through its distribution channels in over 50 countries.

We develop, and market solar power products that provide reliable and environmentally clean electric power throughout the world. Solar power products use interconnected photovoltaic cells to generate electricity from sunlight. Solar power products can provide a cost-competitive, reliable alternative for powering highway call boxes, microwave stations, portable highway road signs, remote street or billboard lights, vacation homes, rural homes in developed and developing countries, water pumps and battery chargers for recreational vehicles and other consumer applications. Furthermore, solar power products can provide on-grid customers with a clean, renewable source of alternative or supplemental electricity.

Our plan of operation for the next twelve months is to engage in our R&D, marketing and sales efforts. We plan to expand our current distribution depth within the markets of North America, Europe and Japan for our consumer goods segment through the marketing of our internal brand Sunsei ®, as well as licensed brand Coleman®.

Our immediate goal is to market our ISUN® solar charger for electronics and our Sunsei Greenmeter® . We can provide no assurances that commercialization of these products will be successfully achieved.

Although there can be no assurances, we plan to deliver on a sustainable growth strategy across each of our main targets. We also intend to increase our addressable markets, further sales and solidify our brand through strategic partnerships with best practice distribution partners worldwide. Strategic partnerships for both distribution channel and technology are expected to be key drivers of our expansion plans.

Off-Balance Sheet Arrangements

During the fiscal year ended January 31, 2009, the Company had no off-balance sheet arrangements.

29-

Sale of 100% of shares of ICP UK

On May 9, 2007, the Company signed a Share Purchase Agreement (the “Agreement”) with ISE LLC (“ISE”). Under the terms of the Agreement, the Company sold 85% of the shares of ICP UK (name changed to Epod Solar (Wales) Ltd. ("EPOD") on June 26, 2007) for an aggregate amount of $3,000,000. On May 10, 2007, the Company and ISE signed an Amendment to the Agreement, revising the modalities of payment. These modalities were subsequently changed on April 18, 2008, when the Company and ISE signed a second Amendment to the Agreement (“Second Amendment”), and the remaining 15% interest of the Company in EPOD was transferred to ISE for $10 on July 30, 2008. Based on the Second Amendment, ISE is to pay the Company an amount equivalent to $3,000,000 as follows:

a)	$150,000 was paid upon signing of the original Agreement and $350,000 in kind in the form of solar panels;

b)	An additional $150,000 upon signing the Second Amendment and $19,827 in kind in the form of solar panels;

c)	The outstanding balance of the loan is forgiven by $88,973;

The remaining amount due to ICP Solar Technologies Inc. of $2,241,200 has the following terms:

i)

$1,060,600, non-interest bearing, shall be paid in cash on a monthly basis of $40,000 per month commencing on the Second Amendment date until the balance is fully paid. This loan has been discounted to a fair value of $927,162 based on an effective interest rate of 12%. As at January 31, 2009, $78,947 of the discount has been amortized. The loan has been written down to $Nil because no repayments have been made neither in cash or in-kind since May 2008 and collectability was not assured.

ii)

The Company shall participate in EPOD's convertible debenture financing round and receive 1,180 units in lieu of the remaining $1,180,000 CDN owing. Each unit consists of a $1,000 face value 12% convertible debenture and 667 warrants.

The 667 warrants are convertible into 667 common shares of EPOD at an exercise price of $3 per share. The warrants expire in one year after EPOD files for an initial public offering on the TSX or TSX Venture Exchange ("IPO").

The convertible debenture will automatically convert into common shares of EPOD at a rate of $1.50 per share, one year after EPOD files an IPO. The Company has the option to convert after EPOD files its IPO but prior to the one year automatic conversion date at a conversion price of the lesser of $1.20 per share and an amount calculated based on a formula. The convertible debenture matures on February 12, 2011.

The investment in the convertible debenture value of $967,600 has been written down to $1.00 due to the uncertainty in the initial public filing referred to above. A fair value has not been allocated to the warrants as it has been determine that their value is nominal. The determination of the fair value of the warrants used insignificant unobservable inputs and therefore would be categorized as a level 2 hierarchy item in note 4.

Both the convertible debenture and the loan receivable have been assigned to the Senior Secured Convertible Debenture holders (note 12).

Going Concern

These consolidated financial statements for the fiscal year ended January 31, 2009, were prepared under the assumption that the Company will continue operations as a going concern.

The Company has reported a net loss of $9,285,467, $4,222,738, $2,626,565 and $1,396,672 and negative cash flows from operating activities of $1,991,115, $1,380,799, $3,828,787, and $978,067 for the fiscal years ended January 31, 2009, 2008, 2007 and 2006 respectively. As of January 31, 2009, the Company had an accumulated deficit of $18,125,706, working capital of $589,136 and cash and cash equivalents of $193,517. Until and unless the Company’s operations generate significant revenues and cash flow, we will attempt to continue to fund operations from cash on hand and through the sources of capital described below. The Company’s long-term liquidity is contingent upon achieving sales and positive cash flows from operating activities, and/or obtaining additional financing. The most likely sources of financing include private placements of the Company’s equity or debt securities or bridge loans to the Company from third-party lenders. Subsequent to year end, the Company entered into an agreement to factor its accounts receivable to a financial institution for up to $720,000 (note 22). The Company can give no assurances that any additional capital that it is able to obtain will be sufficient to meet its needs, or on terms favourable to it. During the fourth quarter of 2009, the Company significantly reduced overhead expenditures, reduced product costs and is continually expanding its customer pipeline. The Company’s expected increased margin, reduced expenses and increased sales due to new product releases and pending licensing deals should lead to profitability in fiscal 2010. Despite these initiatives however, the Company still requires capital to sustain its existing operations. The Company may, however, choose to raise additional capital before January 31, 2010 to fund future development activities or to take advantage of other strategic opportunities. This could include the securing of funds through new strategic partnerships and/or the sale of common stock or other securities. There can be no assurance that such capital will be available to the Company on favourable terms, or at all. There are a number of risks and uncertainties related to the Company’s attempt to complete a financing or strategic partnering arrangement that are outside its control. The Company may not be able to obtain additional financing on terms acceptable to it, or at all. If the Company is unsuccessful at obtaining additional financing as needed, it may be required to significantly curtail or cease operations. The Company will need additional financing thereafter until it achieves profitability, if ever.

Should the Company be unable to continue as a going concern it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due. These financial statements do not include any adjustments that may result from the outcome of this uncertainty

Compliance with Generally Accepted Accounting Principles

Unless otherwise indicated, the financial information presented in this MD&A, including tabular amounts, is expressed in US dollars and prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Significant Accounting Policies

Critical accounting policies are described below and all significant accounting policies are described in note 3 accompanying the financial statements contained in this Annual Report.

Use of Estimates

The preparation of financial statements in accordance with United States Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in these financial statements include the allowance for doubtful accounts, recovery of future income taxes, impairment of long-lived assets, stock-based compensation costs, determination of the fair value of the warrants issued and the resulting impact on the allocation of the proceeds between the shares and warrants. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from product sales at the time of passage of title and risk of loss to the customer either at FOB shipping point or FOB destination, based upon terms established with the customer where persuasive evidence of an arrangement exists and where collectability is reasonably assured. The Company's selling price to its customers is a fixed amount that is not subject to refund or adjustment and is not contingent upon additional rebates. There are no further obligations on the part of the Company subsequent to revenue recognition except for product warranty and returns from the Company's customers. The Company does accept returns of products, if properly requested, authorized, and approved by the Company. The Company records an estimate of returns and records the provision for the estimated amount of such future returns, based on historical experience and any notification the Company receives of pending returns.

Product Warranty

The Company's current product warranty includes a ten year, up to a lifetime warranty period for defects in materials, workmanship and power performance. Accruals for product warranties are recorded at the time of shipment of products to customers. The Company accrues a provision for estimated future warranty costs based upon the historical relationship of warranty claims to sales. The Company periodically reviews the adequacy of its products warranties and adjusts, if necessary, the warranty percentage and accrued warranty reserve for actual historical experience. As at January 31, 2009, the total provision for warranties amounted to approximately $51,000 (2007 - $63,000).

Valuation of Inventories

Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on an average cost base.

Financial Instruments

The Company estimates the fair value of its financial instruments based on current interest rates, market value and pricing of financial instruments with comparable terms. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value. It is not practical to determine the fair value of the amounts due to related parties due to their related party nature and the absence of a market for such instruments.

Sales Taxes

The Company presents taxes collected from customers and remitted to government authorities on a net basis in the consolidated statements of operations.

Share-Based Payments

The Company accounts for share based payments in accordance with the provisions of FAS 123R "Share based payments (Revised)" and accordingly recognizes in its financial statements share based payments at their fair value. In addition, it recognizes in the financial statements an expense based on the grant date fair value of stock options granted to employees. The expense are recognized on a straight line basis over the vesting period and the offsetting credit is recorded in additional paid in capital. Upon exercise of options, the consideration paid together with the amount previously recorded as additional paid in capital is recognized as capital stock. The Company estimates its forfeiture rate in order to determine its compensation expense arising from stock-based awards. The Company uses the Black Scholes option pricing model to determine the fair value of the options.

The Company accounts for stock-based compensation expense for non-employees using the fair value method prescribed by EITF 96-18 "Accounting for Equity Investments that are issued to Other Than Employees for acquired or in conjunction with selling, Goods or Services, and the Black Scholes option principal method, and recorded, the fair value of non-employee stock options as an expense over the vesting term of option.

If an equity award is modified after the grant date, an incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award, if any, over the fair value of the original award on the modification date.

The Company uses the Black-Scholes-Merton option pricing model which requires the input of highly subjective assumptions. These assumptions, including estimating the length of time option holders will retain their stock options before exercising them (“the expected term”), the expected volatility of our common stock price over the expected term and the number of options that will ultimately not complete their vesting requirements (“forfeitures”). The amount of stock-based compensation recognized in the consolidated statement of operations could be materially different under different assumptions.

Accounts Receivable

The majority of the Company's accounts receivable are due from companies in the retail, mass merchant and OEM industries. The Company accounts for trade receivables at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. The Company writes off trade receivables when they are deemed uncollectible. The Company records recoveries of trade receivables previously written-off when they receive them. The Company does not believe that it is exposed to an unusual level of customer credit risk (see note 6).

Management considers an allowance for doubtful accounts is not required to cover any exposure to loss in its January 31, 2009 and January 31, 2008 accounts receivable.

Investment Tax Credits

Investment tax credits relating to qualifying expenditures are recognized in the accounts at the time at which the related expenditures are incurred and there is reasonable assurance of their realization. Management has made estimates and assumptions in determining the expenditures eligible for investment tax credits claimed.

Property and Equipment

Property and equipment are recorded at cost. Provisions for depreciation are based on their estimated useful lives using the declining balance method as follows:

Machinery and equipment	20%
Furniture and fixtures	20%
Computer equipment	30%

Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. Expenditures for repairs and maintenance are expensed as incurred.

Intangible property

Intangible property is amortized on a straight-line basis over 36 months.

Impairment of Long-Lived Assets

Long-lived assets, comprising property and equipment, that are held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

On February 1, 2007, the Company adopted Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 48, ''Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109'' (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its financial statements, the impact of a tax position, if the position is more likely than not for being sustained on audit, based on the technical merits of the position. The adoption of FIN 48 did not have a material impact on our consolidated financial statements. The Company is currently subject to a four year statute of limitations by major tax jurisdictions.

The Company and its subsidiaries file income tax returns in Canada and the United States.

Valuation of the Put Warrant Liability

The valuation of the warrant is determined by the binomial method. A warrant liability is determined in accordance with FAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”). Based on FAS 150, warrants which are determined to be classified as liabilities are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period

Recently Issued Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board issued SFAS Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("FAS 161"). This standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact, if any, that this statement will have on its disclosures related to derivative instruments and hedging activities.

The FASB issued FSP 133-1 and FIN 45-4, ‘Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161”. This FSP is intended to improve disclosures about credit derivatives by requiring more information about the potential adverse effects of changes in credit risk on the financial position, financial performance, and cash flows of the sellers of credit derivatives. In addition, it requires an additional disclosure about the current status of the payment/performance risk of a guarantee. It also clarifies the effective date in FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. This FSP is effective for reporting periods (annual or interim) ending after November 15, 2008. The Company is currently evaluating the impact of this statement on its consolidated financial statements.

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP FAS 157-3”), which clarifies the application of FAS 157 and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 applies to financial assets within the scope of accounting pronouncements that require or permit fair value measurements in accordance with FAS 157. FSP FAS 157-3 was effective for the Company upon issuance on October 10, 2008 and the adoption did not have a material impact on the Company’s

Consolidated Financial Statements.

The FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles”. The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. Statement 162 is effective 60 days following the Securities and Exchanges Commission's approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The FASB issued FSP APB-14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. Additionally, this FSP specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

Recently Issued Accounting Pronouncements

The FASB issued SFAS 163, Accounting for Financial Guarantee Insurance Contracts. Statement 163 clarifies how FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises, applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts. Statement 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise's risk-management activities, which are effective the first period beginning after May 23, 2008. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The FASB issued FSP SOP 90-7-a, An Amendment of AICPA Statement of Position 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code. This FSP states that an entity emerging from bankruptcy that uses fresh-start reporting would only follow the accounting standards in effect at the date of emergence as opposed to within the 12 months following the adoption of fresh-start reporting. This FSP is effective for financial statements issued subsequent to April 24, 2008. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. This FSP states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock was ratified by the FASB. This EITF addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity's own stock. This EITF is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

Recently Issued Accounting Pronouncements

EITF 08-3, Accounting by Lessees for Nonrefundable Maintenance Deposits was ratified by the FASB. This EITF prescribes the accounting for all nonrefundable maintenance deposits. This EITF is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

EIT 08-4, Transition Guidance for Conforming Changes to Issue No. 98-5, 'Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios’ was ratified by the FASB. This EITF Integrates the requirements of EITF 00-21 into EITF 98-5. This EITF is effective for financial statements issued for fiscal years ending after December 15, 2008. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The FASB issued FSP FAS 132(R)-1, “Employers' Disclosures about Postretirement Benefit Plan Assets”. This FSP provides guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. This FSP also includes a technical amendment to Statement 132R that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. This FSP is effective for fiscal years ending after December 15, 2008. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The EITF issued EITF 08-6, “Equity Method Investment Accounting Considerations”. This EITF considers whether all of the provisions of Statement 141(R) and Statement 160 should be applied when accounting for an equity method investment. This EITF is effective on a prospective basis in fiscal years beginning on or after December 15, 2008 and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The EITF issued EITF 08-7, “Accounting for Defensive Intangible Assets”. This issue discusses how defensive intangible assets should be accounted for subsequent to their acquisition, including the estimated useful life that should be assigned to such assets. This EITF is effective prospectively for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The EITF issued EITF 08-8, “Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That Is Based on the Stock of an Entity's Consolidated Subsidiary”. This Issue addresses the determination of whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity's consolidated subsidiary, is indexed to the reporting entity's own stock and therefore should not be precluded from qualifying for the first part of the scope exception in paragraph 11(a) of Statement 133 or being within the scope of Issue 00-19. This EITF is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

Operating Results for the Fiscal Year Ended January 31, 2009

Net Sales

During the fiscal year ended January 31, 2009, ICP's consolidated net sales decreased by 10% or $ 638 thousand to $5.9 million, down from $6.5 million for the year ended January 31, 2008. As sales programs are established with customers up to a year in advance, the lack of funding in fiscal 2008 resulted in reduced inventory supply available for fiscal 2009. Consequently, the related production and delivery delays resulted in a loss of orders in the first three quarters of the year. The Company also stopped selling certain industrial panels due to availability that accounted for around 10% of our 2008 sales. The Company expects sales to increase in fiscal 2010 due to new products being released and new licensing deals.

Sales to one customer (West Marine) amounted to approximately 12% (13% in 2008) of total sales. Outstanding accounts receivable for this customer as at January 31, 2009 accounted for approximately 18% (5% in 2008) of total accounts receivable.

ICP's business is subject to certain seasonal cycles, especially during the summer period corresponding to the part of the second quarter and part of the third quarter, traditionally the slowest of the Company's fiscal year, and the month of December as a result of the end-of-year holidays.

By geographic location, sales in North America accounted for approximately 71% (60% in 2008) of total sales, Europe 24% (27% in 2008), Asia 5% (9% in 2008) and Africa nil (4% in 2008).

Gross Margin

The gross margin decreased by 38% or $832 thousand to $1.3 million. The gross profit margin as a percentage of sales was to 23%, compared to 33% the previous year. This decrease reflects lower sales as explained above, increased purchase cost of materials due the increase in foreign exchange, as well as material and labour cost coupled with the inability to increase sales prices proportionately due to previous sales commitments.

Operating expenses

Selling and general and administrative expenses decreased by 1.8 million to $5.7 million from $7.5 million a year earlier. Total stock based compensation paid to employees, directors and consultants decreased from $2.7 million in 2008 to $1.8 million in 2009, a decrease of $931 thousand. Excluding the effects of the issued options and warrants expense and the expense related to the modification, selling, general and administrative expenses decreased by a further $839 thousand.

This decrease reflects a decrease in selling expenses of $202 thousand, a decrease in administrative expenses of $253 thousand, a decrease in professional fees $236 thousand, and a decrease in operating expenses of approximately $148 thousand. The company expects further overhead reductions in fiscal 2010 although not as much as was achieved in 2009.

Research and development expenses were $643 thousand for the year compared to $88 thousand in the corresponding period a year earlier as the Company increased R&D efforts relating to metering and monitoring, and hand-held portable solar charger development.

Including depreciation of $82 thousand and the gain on foreign exchange of $77 thousand, operating losses amounted to $5.09 million compared to losses of $5.56 million for the corresponding period a year earlier.

Net Interest expense amounted to $274 thousand during the fiscal year compared to $277 thousand for the corresponding period a year earlier. The decreased of $3 thousand results from the conversion during the year of $850,000 of convertible notes to common shares and the issuance of 3.3 million in senior secured convertible debentures detailed further in note 12 of the accompanying Financial Statements.

The issuance of the senior secured convertible debentures (detailed in Note 12 of the accompanying Financial Statements) resulted in financing costs of $383 thousand, a discount of 1.61 million and $600 thousand interest expense on put warrants in addition to the interest expense on the debentures disclosed previously. The modification of the debenture agreement on December 31, 2008 (see Note 12) resulted in a gain of $603 thousand. The renegotiation of the payment terms on the sale of 100% of ICP UK (see Note 9 of the accompanying FS) resulted in a forgiveness of loan of $89 thousand, an accretion of loan discounts(income)of $89 thousand and a write down of 1.92 million. There was also a discount on convertible notes of $166 thousand charged during the year.

After giving effect to these items the net loss for the year ended January 31, 2009 amounted to $9.3 million compared to a net loss of $4.2 million for the fiscal year ended January 31, 2008.

The loss per Class A share (basic and diluted) amounted to $0.28 on a weighted average of 34,090,717outstanding shares, compared with a loss per share of $0.14 on 30,148,509 shares the previous year. The increased weighted average number of outstanding shares is due to the Class A share issues in connection with the exercise of warrants, as consideration for the acquisition of Wes Power Technology Inc. (Note 8 of the accompanying Financial Statements) , conversion of convertible notes, conversion of senior secured convertible notes and payment of consulting fees to a supplier and director as explained in further detail in note 15 (Common Stock) accompanying the consolidated financial statements contained in this Annual Report.

Income Taxes

There were no income taxes for the year ended January 31, 2009 (see Note 17 in the accompanying Financial Statements).

Principal Cash Flows for the Fiscal Year Ended January 31, 2009

Operating activities before net change in non-cash working capital items used cash flows of $3.92 million in 2009 compared to $2.83 million a year earlier. Net change in non-cash working capital items related to operations generated cash flows of $2.14 million for the fiscal year compared to $1.45 million used in 2008. After net change in non-cash working capital balances, and foreign exchange loss of $207 thousand, operating activities used net cash flows of $1.99 million, compared with $1.38 million the previous year. This increase in use of cash relates primarily to the net loss incurred during 2009 after adjusting for non-cash items.

Financing activities provided cash flows of $1.28 million in 2009, primarily as a result of receipt of funds for the issuance of approximately net $3.1 million convertible debentures. In addition, the Company repaid bank indebtedness of $1.1 million, $943 thousand of convertible debentures and government grants of $50 thousand while issuing common shares for $277 thousand. Financing activities provided for $1.03 million of cash-flows in 2008.

Investing activities generated cash flows of $891 thousand in 2009, primarily from the receipts of $500 thousand term deposit and $436 thousand loan receivable related to the sale of the UK factory, offset by additions to property and equipment of $15 thousand, the acquisition of Wes Power Technology Inc. for $25 thousand and repayments of employee loans of $12 thousand. In 2008, investing activities generated $132 thousand of cash-flows.

After also deducting the $8 thousand exchange loss on cash denominated in foreign currency, aggregate cash inflows and outflows for fiscal 2008 provided net cash flows of $173 thousand. ICP ended fiscal 2009 with cash of $193,517, an increase from $20,967 as at January 31, 2008.

Financial Position as at January 31, 2009

Total assets amounted to $2.5 million as at January 31, 2009, a decrease of $3.7 million compared to $6.2 million as at January 31, 2008. Reflected in this $3.7 million decrease are a decrease in loan receivable related to the sale of the UK factory in 2008 (Note 9 in the accompanying Financial statements) shown as Loan Receivable of $2.2 million. The balance of the decrease is explained by the decrease in term deposit of $505 thousand, decrease in trade accounts receivable of $251 thousand, decrease in inventory of $934 thousand, a decrease of $74 thousand in prepaid expenses which is offset by increases in cash of 172 thousand, fixed assets of $3 thousand and intangible property of of $121 thousand..

Working capital totaled $417 thousand as at January 31, 2009 for a current ratio of 1.2:1 compared with working capital of $1.9 million as at January 31, 2008 for a current ratio of 1.9:1.

The company had cash on hand at January 31, 2009 of $ 194K. Due to the seasonal nature of the business this is a low point in the company’s sale cycle and as sales increase and with the company’s improved gross margin cash should increase over the company’s next two quarters which are historically higher. The company expects increased revenues in fiscal 2010 due to new product releases and new licensing deals. This will help generate cash from operating activities.

The liability component of the convertible notes amounted to nil as at January 31, 2009, this $683 thousand decrease from January 31, 2008 reflects the conversion during the fiscal year of all the remaining face value of the notes totaling $850 thousand. During the year the Company issued senior secured convertible debentures with a face value of $3.33 million (see Note 12 to the accompanying financial statements). At January 31, 2009 these debentures were being carried at $172 thousand (including an unamortized discount of $2.7 million), in addition 53 million put warrants were issued to the convertible debenture holders in connection to the financing having a value of $3.6 million at January 31,2009. Interest-bearing debt (consisting of senior secured convertible debentures, convertible notes, and bank indebtedness) amounted to approximately $172 thousand as at January 31, 2009 down from $1.8 million as at January 31, 2008.

In accordance with its senior secured convertible debenture agreement , the Company is required to comply with revenues greater than $1.5 million for the fiscal quarter ended April 30,2009 and revenues greater than $2 million and EBITDA greater than ($125) thousand for the fiscal quarter ended July 31,2009. In addition, accounts payable must remain less than $1.75 million from now until the maturity date of June 13, 2010. As at January 31, 2009, the Company was in compliance with these covenants and based on current company information and projections it appears that the company will be able to meet these covenants for the next year.

Shareholders’ (deficiency) equity amounted to ($3.04) million as at January 31, 2009, compared to $3.5 million as at January 31, 2008. The decrease is attributable to the net loss for the period of $9.3 million, foreign currency translation adjustment of ($207) thousand, the conversion of notes of $850 thousand, the issuance of common stock of $323 thousand, the increase in paid-in capital of $1.9 million related to issuance of stock options and warrants.

Other Contractual Commitments

Minimum lease payments, exclusive of occupancy and escalation charges, under an operating lease expiring in 2012, are approximately as follows:

2010	$23,000
2011	23,000
2012	2,000

During the fiscal year ended January 31, 2009, the Company incurred rental expenses amounting to approximately $26,000 (2007 - $25,000).

In accordance with a royalty agreement terminating in 2012, the Company is committed to annual minimum advertising expenditures and royalty fees, totaling as follows:

2010	$128,000
2011	128,000
2012	128,000

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

Interest Rate Risk

We are exposed to interest rate risk because many of our customers depend on debt financing to purchase our products. An increase in interest rates could make it difficult for our customers to secure the financing necessary to purchase our products on favorable terms, or at all, and thus lower demand for our products, reduce revenue and adversely impact our operating results.

Convertible Debt

The fair market value of our 11% senior secured convertible debentures are subject to interest rate risk, market price risk and other factors due to the convertible feature of the debentures. The fair market value of the debentures will generally increase as interest rates fall and decrease as interest rates rise. In addition, the fair market value of the debentures will generally increase as the market price of our common stock increases and decrease as the market price falls. The interest and market value changes affect the fair market value of the debentures but do not impact our financial position, cash flows or results of operations due to the fixed nature of the debt obligations.

Foreign Currency Exchange Risk

Our exposure to adverse movements in foreign currency exchange rates is primarily related to sales to European customers that are denominated in Euros. Revenue generated from European customers represented approximately 24%, and 27% of our total revenue for fiscal 2009 and 2008, respectively.

In the past, we have experienced an adverse impact on our revenue, gross margin and profitability as a result of foreign currency fluctuations. When foreign currencies appreciate against the U.S. dollar, inventory and expenses denominated in foreign currencies become more expensive. An increase in the value of the U.S. dollar relative to foreign currencies could make our solar power products more expensive for international customers, thus potentially leading to a reduction in demand, our sales and profitability. Furthermore, many of our competitors are foreign companies that could benefit from such a currency fluctuation, making it more difficult for us to compete with those companies.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

ICP Solar Technologies Inc.

Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

RSM Richter LLP
Chartered Accountants
Montreal

RSM Richter LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.

ICP Solar Technologies Inc.
Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

Contents

Report of Independent Registered Public Accounting Firm	1
Balance Sheets	2 - 3
Statements of Shareholder's Deficiency	4
Statements of Operations and Comprehensive Loss	5
Statements of Cash Flows	6 - 7
Notes to Financial Statements	8 - 36

RSM Richter S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal, (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrichter.com

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
ICP Solar Technologies Inc.

We have audited the accompanying consolidated balance sheets of ICP Solar Technologies Inc. as at January 31, 2009 and 2008 and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly in all material respects, the financial position of the Company as at January 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States. We were not engaged to examine management's assertion about the effectiveness of the Company's internal control over financial reporting at January 31, 2009 included in Item 9A (T) of the 10-K filing and, accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in note 2 to the financial statements, the Company has experienced operating losses and requires significant capital to finance operations and repay existing indebtedness. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

[signed] RSM Richter LLP 1
Chartered Accountants
Montreal, Quebec
April 30, 2009
1CA auditor permit no15522

ICP Solar Technologies Inc.
Consolidated Balance Sheets
As at January 31, 2009
(Expressed in U.S. Funds)

	January 31,	January 31,
	2009	2008
Assets

Current

Cash	$193,517	$20,967
Term deposit	-	505,301
Accounts receivable (note 5)	622,981	873,976
Inventories (note 6)	1,492,808	2,426,177
Prepaid expenses	12,941	86,898
	2,322,247	3,913,319
Property and Equipment (note 7)	88,030	85,478
Intangible, net of accumulated amortization of $53,200 (2008 - $Nil) (note 8)	120,914	-
Investment in EPOD Solar (Wales) Ltd. (note 9)	-	1
Loan Receivable, net of $ 952,729 write- down (2008 - $Nil) (note 9)	-	2,200,158
Investment in Convertible Debenture, net of $967,599 write-down (2008 - $Nil) (note 9)	1	-

	$2,531,192	$6,198,956

See accompanying notes

Approved on Behalf of the Board

___________________________

___________________________

	January 31,	January 31,
	2009	2008
Liabilities

Current
Bank indebtedness (note 10)	$-	$1,102,311
Accounts payable and accrued liabilities	1,648,019	920,396
Put option liability (note 11)	67,555	-
Government grants payable	17,533	27,036
Senior secured convertible debentures, less unamortized discount of $2,708,934 (2008 - $Nil) (note 12)	171,517	-
	1,904,624	2,049,743
Convertible Notes, less unamortized discount of $Nil (2008 - $167,492)	-	682,508
Put Warrants (note 12)	3,600,000	-
Commitments (note 13)
Contingencies (note 14)

Shareholders' Deficiency
Capital Stock (note 15)	351	328
Additional Paid-In Capital (note 16)	16,157,548	13,105,085
Accumulated Other Comprehensive Loss	(1,005,625)	(798,469)
Accumulated Deficit	(18,125,706)	(8,840,239)
	(2,973,432)	3,466,705
	$2,531,192	$6,198,956
See accompanying notes

ICP Solar Technologies Inc.
Consolidated Statements of Shareholders' Equity (Deficiency)
For the Years Ended January 31,
(Expressed in U.S. Funds)

				Accumulated
			Additional	Other			Total
	Capital Stock		Paid-In	Comprehensive	Accumulated		Shareholders'
	Shares	Amounts	Capital	Loss	Deficit		Deficiency

Balance - January 31, 2007	29,000,000	$290	$6,482,923	$(800,719)	$(4,617,501)		$1,064,993
Common stock issued	3,719,445	38	3,849,961	-	-		3,849,999
Stock-based compensation	-	-	1,088,828	-	-		1,088,828
Warrants issued	-	-	1,400,173	-	-		1,400,173
Modification of warrants	-	-	283,200	-	-		283,200
Foreign currency translation	-	-	-	2,250	-		2,250
Net loss	-	-	-	-	(4,222,738)		(4,222,738)

Balance - January 31, 2008	32,719,445	$328	$13,105,085	$(798,469)	$(8,840,239)		$3,466,705
Common stock issued	1,492,550	15	322,965	-	-		322,980
Stock-based compensation	-	-	1,262,057	-	-		1,262,057
Warrants issued	-	-	266,217	-	-		266,217
Modification of warrants	-	-	160,700	-	-		160,700
Modification of stock options	-	-	190,532	-	-		190,532
Conversion of debentures	850,000	8	849,992	-	-		850,000
Foreign currency translation	-	-	-	(207,156)	-		(207,156)
Net loss	-	-	-	-	(9,285,467)		(9,285,467)

Balance - January 31, 2009	35,061,995	$351	$16,157,548	$(1,005,625)	$(18,125,706)	$	(2,973,432)

See accompanying notes

ICP Solar Technologies Inc.
Consolidated Statements of Operations and Comprehensive Loss
For the Years Ended January 31,
(Expressed in U.S. Funds)

	2009	2008

Net Sales	$5,903,196	$6,541,232
Cost of Sales	4,569,435	4,375,063
Gross Margin	1,333,761	2,166,169

Expenses

Selling, general and administrative	5,772,124	7,513,739
Depreciation and amortization	82,034	109,661
Research and development	643,629	87,812
Foreign exchange loss (gain)	(76,832)	10,484
	6,420,955	7,721,696

Operating Loss	(5,087,194)	(5,555,527)

Interest expense	(287,420)	(299,352)
Interest income	13,008	22,077
Forgiveness of loan receivable	(88,973)	-
Write-down of loan receivable and convertible debenture	(1,920,328)	(229,128)
Accretion of discount on convertible notes	(167,495)	(586,163)
Discount on loan receivable	166,404	(644,619)
Discount on convertible debentures	(1,612,390)
Gain on modification of convertible debenture (note 12)	602,726	-
Financing costs	(382,761)
Accretion of discount on loan receivable	78,947	344,767
Interest expense on put warrant	(600,000)	-
Gain on disposition of subsidiary	9	2,818,207
	(4,198,273)	1,425,789
Net Loss Before Income Taxes	$(9,285,467)	$(4,129,738)
Income Taxes (note 17)	-	93,000
Net Loss	$(9,285,467)	$(4,222,738)
Other Comprehensive Loss
Foreign currency translation adjustment	(207,156)	2,250
Comprehensive Loss	$(9,492,623)	$(4,220,488)
Basic Weighted Average Number of Shares Outstanding	34,090,717	30,148,509

Basic and Diluted Loss Per Share (note 19)	(0.28)	(0.14)

See accompanying notes

ICP Solar Technologies Inc.
Consolidated Statements of Cash Flows
For the Years Ended January 31,
(Expressed in U.S. Funds)

	2009	2008

Funds Provided (Used)

Operating Activities

Net loss	$(9,285,467)	$(4,222,738)
Depreciation and amortization	82,034	109,661
Interest expense on convertible notes	-	200,000
Write-down of property and equipment	-	4,346
Foreign exchange (gain) loss	(76,832)	10,484
Gain on disposal of subsidiary	(9)	(2,818,207)
Interest expense on put warrant	600,000	-
Forgiveness of loan receivable	88,973	-
Write-down of loan receivable and convertible debenture	1,920,328	229,128
Stock-based compensation	1,262,057	1,088,828
Warrants issued	202,367	1,400,173
Modification of warrants	160,700	283,200
Modification of stock options	190,532	-
Discount on loan receivable	(166,404)	644,619
Accretion of discount on loan receivable	(78,947)	(344,767)
Accretion of discount on convertible debenture	1,612,390	-
Gain on modification of convertible debenture	(602,726)	-
Accretion of discount on convertible notes	167,495	586,163
	(3,923,509)	(2,829,110)
Changes in non-cash operating elements of working capital (note 18)	2,139,550	1,448,311
Foreign exchange	(207,156)	2,250
	(1,991,115)	(1,378,549)

Financing Activities

Bank indebtedness	(1,109,112)	(57,378)
Issuance of convertible debentures	3,824,134	-
Discount of convertible debentures	(718,598)	-
Repayment of convertible debentures	(942,851)	-
Long-term debt	-	(190,204)
Loan payable, director	-	(577,036)
Obligation under capital lease	-	(49,752)
Government grants payable	(49,581)	(96,887)
Common shares issued	277,000	2,000,000
	1,280,992	1,028,743

ICP Solar Technologies Inc.

Consolidated Statements of Cash Flows
For the Years Ended January 31,
(Expressed in U.S. Funds)

	2009	2008

Investing Activities
Additions to property and equipment	$(14,527)	$(17,737)
Loan receivable	436,207	150,000
Proceeds from disposition of subsidiary	10	1
Loan receivable from employees	(11,367)	-
Acquisition of WES Power Technology Inc.	(25,001)	-
Term deposit	505,300	-
	890,622	132,264
Effect of Foreign Exchange on Cash Balances	(7,949)	-
Increase (Decrease) in Cash	172,550	(217,542)
Cash - Beginning of Year	20,967	238,509
Cash - End of Year	$193,517	$20,967

See accompanying notes

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

1. Basis of Presentation

The Company, ICP Solar Technologies Inc., is a Nevada corporation and is engaged in the business of assembling and distributing renewable solar energy products worldwide.

The consolidated financial statements include the accounts of the Company and its subsidiary companies. On consolidation, all material inter-entity transactions and balances have been eliminated.

The financial statements are expressed in U.S. funds.

2. Going Concern

These consolidated financial statements for the fiscal year ended January 31, 2009, were prepared under the assumption that the Company will continue operations as a going concern.

The Company has reported a net loss of $9,285,467, $4,222,738, $2,626,565 and $1,396,672 and negative cash flows from operating activities of $1,991,115, $1,380,799, $3,828,787, and $978,067 for the fiscal years ended January 31, 2009, 2008, 2007 and 2006 respectively. As of January 31, 2009, the Company had an accumulated deficit of $18,125,706, working capital of $589,136 and cash and cash equivalents of $193,517. Until and unless the Company’s operations generate significant revenues and cash flow, we will attempt to continue to fund operations from cash on hand and through the sources of capital described below. The Company’s long-term liquidity is contingent upon achieving sales and positive cash flows from operating activities, and/or obtaining additional financing. The most likely sources of financing include private placements of the Company’s equity or debt securities or bridge loans to the Company from third-party lenders. Subsequent to year end, the Company entered into an agreement to factor its accounts receivable to a financial institution for up to $720,000 (note 22). The Company can give no assurances that any additional capital that it is able to obtain will be sufficient to meet its needs, or on terms favourable to it. During the fourth quarter of 2009, the Company significantly reduced overhead expenditures, reduced product costs and is continually expanding its customer pipeline. Management believes these factors will contribute toward achieving profitability. Despite these initiatives however, the Company still requires capital to sustain its existing operations. The Company may, however, choose to raise additional capital before January 31, 2010 to fund future development activities or to take advantage of other strategic opportunities. This could include the securing of funds through new strategic partnerships and/or the sale of common stock or other securities. There can be no assurance that such capital will be available to the Company on favourable terms, or at all. There are a number of risks and uncertainties related to the Company’s attempt to complete a financing or strategic partnering arrangement that are outside its control. The Company may not be able to obtain additional financing on terms acceptable to it, or at all. If the Company is unsuccessful at obtaining additional financing as needed, it may be required to significantly curtail or cease operations. The Company will need additional financing thereafter until it achieves profitability, if ever.

Should the Company be unable to continue as a going concern it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due. These financial statements do not include any adjustments that may result from the outcome of this uncertainty.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with United States Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in these financial statements include the allowance for doubtful accounts, inventory provision, recovery of deferred income taxes, recoverability of loan receivable and investment in convertible debenture, impairment of long-lived assets, stock-based compensation costs, determination of the fair value of the warrants issued and the resulting impact on the allocation of the proceeds between the shares and warrants. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from product sales at the time of passage of title and risk of loss to the customer either at FOB shipping point or FOB destination, based upon terms established with the customer where persuasive evidence of an arrangement exists and where collectability is reasonably assured. The Company's selling price to its customers is a fixed amount that is not subject to refund or adjustment and is not contingent upon additional rebates. There are no further obligations on the part of the Company subsequent to revenue recognition except for product warranty and returns from the Company's customers. The Company records an estimate of returns and records the provision for the estimated amount of such future returns, based on historical experience and any notification the Company receives of pending returns.

Product Warranty

The Company's current product warranty includes a ten year, up to a lifetime warranty period for defects in materials, workmanship and power performance. Accruals for product warranties are recorded at the time of shipment of products to customers. The Company accrues a provision for estimated future warranty costs based upon the historical relationship of warranty claims to sales. The Company periodically reviews the adequacy of its products warranties and adjusts, if necessary, the warranty percentage and accrued warranty reserve for actual historical experience. As at January 31, 2009, the total provision for warranties amounted to approximately $51,000 (2008 - $63,000).

Valuation of Inventories

Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on an average cost base.

Financial Instruments

The Company estimates the fair value of its financial instruments based on current interest rates, market value and pricing of financial instruments with comparable terms. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value.

Sales Taxes

The Company presents taxes collected from customers and remitted to government authorities on a net basis in the consolidated statements of operations.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

3. Summary of Significant Accounting Policies (Cont'd)

Share-Based Payments

The Company accounts for share based payments in accordance with the provisions of FAS 123R "Share based payments (Revised)" and accordingly recognizes in its financial statements share based payments at their fair value. In addition, it recognizes in the financial statements an expense based on the grant date fair value of stock options granted to employees. The expense are recognized on a straight line basis over the vesting period and the offsetting credit is recorded in additional paid in capital. Upon exercise of options, the consideration paid together with the amount previously recorded as additional paid in capital is recognized as capital stock. The Company estimates its forfeiture rate in order to determine its compensation expense arising from stock-based awards. The Company uses the Black Scholes option pricing model to determine the fair value of the options.

The Company accounts for stock-based compensation expense for non-employees using the fair value method prescribed by EITF 96-18 "Accounting for Equity Investments that are issued to Other Than Employees for acquired or in conjunction with selling, Goods or Services, and the Black Scholes option principal method, and recorded, the fair value of non-employee stock options as an expense over the vesting term of option.

If an equity award is modified after the grant date, an incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award, if any, over the fair value of the original award on the modification date.

The Company uses the Black Scholes option pricing model which requires the input of subjective assumptions. These assumptions, including estimating the length of time option holders will retain their stock options before exercising them (“the expected term”), the expected volatility of the Company’s common stock price over the expected term and the number of options that will ultimately not complete their vesting requirements (“forfeitures”). The amount of stock-based compensation recognized in the consolidated statements of operations could be materially different under different assumptions.

Accounts Receivable

The majority of the Company's accounts receivable are due from companies in the retail, mass merchant and OEM industries. The Company accounts for trade receivables at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. The Company writes off trade receivables when they are deemed uncollectible. The Company records recoveries of trade receivables previously written-off when they receive them. The Company does not believe that it is exposed to an unusual level of customer credit risk (note 5). Management considers an allowance for doubtful accounts is not required to cover any exposure to loss in its January 31, 2009 and January 31, 2008 accounts receivable.

Investment Tax Credits

Investment tax credits relating to qualifying expenditures are recognized in the accounts at the time at which the related expenditures are incurred and there is reasonable assurance of their realization. Management has made estimates and assumptions in determining the expenditures eligible for investment tax credits claimed.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

3. Summary of Significant Accounting Policies (Cont'd)

Property and Equipment

Property and equipment are recorded at cost. Provisions for depreciation are based on their estimated useful lives using the declining balance method as follows:

Machinery and equipment	20%
Furniture and fixtures	20%
Computer equipment	30%

Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. Expenditures for repairs and maintenance are expensed as incurred.

Intangible

The intangible is comprised of intellectual property which is amortized on a straight-line basis over 36 months.

Impairment of Long-Lived Assets

Long-lived assets, comprising property and equipment and intangible, that are held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

Income Taxes

The Company accounts for income taxes in accordance with SFAS 109, "Accounting for Income Taxes". Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company is currently subject to a four year statute of limitations by major tax jurisdictions. The Company and its subsidiaries file income tax returns in Canada and the United States.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

3. Summary of Significant Accounting Policies (Cont'd)

Valuation of the Put Warrant Liability

The valuation of the warrant is determined by the Black-Scholes option pricing model. A warrant liability is determined in accordance with FAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”). Based on FAS 150, warrants which are determined to be classified as liabilities are marked-to-market at each reporting period, with a corresponding non-cash gain or loss charged to the current period.

Foreign Currency

It is management’s view that the United States dollar best portrays the economic results of the worldwide operations and thereby best achieves the objectives of foreign currency translation. the method used to translate the results and financial position for items and transactions denominated in non-US currencies are as follows:

Monetary items – at exchange rates in effect at the balance sheet date;
Non-monetary items – at exchange rates in effect on the dates of the transactions;
Revenue and expenses – at average exchange rates prevailing during the period, except for inventories and amortization which are translated at rates prevailing when the related assets were acquired.
Gains and losses arising from foreign currency translation are included in income.

Recently Issued Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board issued SFAS Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("FAS 161"). This standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact, if any, that this statement will have on its disclosures related to derivative instruments and hedging activities.

The FASB issued FSP 133-1 and FIN 45-4, ‘Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161”. This FSP is intended to improve disclosures about credit derivatives by requiring more information about the potential adverse effects of changes in credit risk on the financial position, financial performance, and cash flows of the sellers of credit derivatives. In addition, it requires an additional disclosure about the current status of the payment/performance risk of a guarantee. It also clarifies the effective date in FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. This FSP is effective for reporting periods (annual or interim) ending after November 15, 2008. The Company is currently evaluating the impact of this statement on its consolidated financial statements.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

3. Summary of Significant Accounting Policies (Cont'd)

Recently Issued Accounting Pronouncements

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP FAS 157-3”), which clarifies the application of FAS 157 and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 applies to financial assets within the scope of accounting pronouncements that require or permit fair value measurements in accordance with FAS 157. FSP FAS 157-3 was effective for the Company upon issuance on October 10, 2008 and the adoption did not have a material impact on the Company’s consolidated financial statements.

The FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles”. The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. Statement 162 is effective 60 days following the Securities and Exchanges Commission's approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The FASB issued FSP APB-14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. Additionally, this FSP specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The FASB issued SFAS 163, Accounting for Financial Guarantee Insurance Contracts. Statement 163 clarifies how FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises, applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts. Statement 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise's risk-management activities, which are effective the first period beginning after May 23, 2008. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

3. Summary of Significant Accounting Policies (Cont'd)

Recently Issued Accounting Pronouncements

The FASB issued FSP SOP 90-7-a, An Amendment of AICPA Statement of Position 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code. This FSP states that an entity emerging from bankruptcy that uses fresh-start reporting would only follow the accounting standards in effect at the date of emergence as opposed to within the 12 months following the adoption of fresh-start reporting. This FSP is effective for financial statements issued subsequent to April 24, 2008. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. This FSP states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements. EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock was ratified by the FASB. This EITF addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity's own stock. This EITF is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

EITF 08-3, Accounting by Lessees for Nonrefundable Maintenance Deposits was ratified by the FASB. This EITF prescribes the accounting for all nonrefundable maintenance deposits. This EITF is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

EIT 08-4, Transition Guidance for Conforming Changes to Issue No. 98-5, 'Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios’ was ratified by the FASB. This EITF Integrates the requirements of EITF 00-21 into EITF 98-5. This EITF is effective for financial statements issued for fiscal years ending after December 15, 2008. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The FASB issued FSP FAS 132(R)-1, “Employers' Disclosures about Postretirement Benefit Plan Assets”. This FSP provides guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. This FSP also includes a technical amendment to Statement 132R that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. This FSP is effective for fiscal years ending after December 15, 2008. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The EITF issued EITF 08-6, “Equity Method Investment Accounting Considerations”. This EITF considers whether all of the provisions of Statement 141(R) and Statement 160 should be applied when accounting for an equity method investment. This EITF is effective on a prospective basis in fiscal years beginning on or after December 15, 2008 and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

3. Summary of Significant Accounting Policies (Cont’d)

Recently Issued Accounting Pronouncements

The EITF issued EITF 08-7, “Accounting for Defensive Intangible Assets”. This issue discusses how defensive intangible assets should be accounted for subsequent to their acquisition, including the estimated useful life that should be assigned to such assets. This EITF is effective prospectively for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The EITF issued EITF 08-8, “Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That Is Based on the Stock of an Entity's Consolidated Subsidiary”. This Issue addresses the determination of whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity's consolidated subsidiary, is indexed to the reporting entity's own stock and therefore should not be precluded from qualifying for the first part of the scope exception in paragraph 11(a) of Statement 133 or being within the scope of Issue 00-19. This EITF is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

In December 2007, FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific acquisition related items including: (1) expensing acquisition related costs as incurred; (2) valuing non-controlling interests at fair value at the acquisition date; and (3) expensing restructuring costs associated with an acquired business. SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R is to be applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009. We expect SFAS 141R will have an impact on our accounting for future business combinations once adopted but the effect is dependent upon the acquisitions that are made in the future.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary (minority interest) is an ownership interest in the consolidated entity that should be reported as equity in the Consolidated Financial Statements and separate from the parent company’s equity. Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the Consolidated Statement of Operations, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. The guidance will become effective for the fiscal year beginning after December 15, 2008. We expect SFAS No. 160 will have an impact on our accounting for future business combinations once adopted but the effect is dependent upon the acquisitions that are made in the future.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

4. Adoption of New Accounting Standards

Fair Value Measurements

FAS 157 is effective for financial assets and liabilities in fiscal years beginning after November 15, 2007, and for non-financial assets and liabilities in fiscal years beginning after November 15, 2008. The Company adopted FAS 157 for financial assets and liabilities in the first quarter of fiscal 2009 with no material impact to the consolidated financial statements. The Company is currently evaluating the potential impact of the application of FAS 157 on the non-financial assets and liabilities found on its consolidated financial statements.

FAS 157 applies to all assets and liabilities that are being measured and reported on a fair value basis. FAS No. 157 requires new disclosure that establishes a framework for measuring fair value in GAAP, and expands disclosure about fair value measurements. This statement enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1:	Quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs that are not corroborated by market data.

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to FAS 157. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

The following summarizes the changes in the fair value of the convertible notes for the year ended January 31, 2009:

Opening Balance - January 31, 2008		$682,508
Interest accretion		167,492
Conversion of notes to 850,000 common shares on May 22, 2008		(850,000)

Ending Balance – January 31, 2009	$	Nil

The loan receivable uses significant unobservable inputs and thus are shown as Level 3 hierarchy items. The fair value of the loan receivable is calculated by discounting the stream of future receipts of interest and principal at the prevailing market rate for a similar receivable. Results of discounted cash flow calculations may be adjusted, as appropriate, to reflect other market conditions or the perceived changes in the credit risk of the lender. The loan receivable is recorded at fair value on a non recurring basis.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

4. Adoption of New Accounting Standards (Cont’d)

The following summarizes the changes in the fair value of the loan receivable for the year ending January 31, 2009:

Opening Balance - January 31, 2008		$2,200,158
Modification of balance due to Second Amendment		(1,192,978)
Discount net of interest accretion		(54,491)
Write-down of balance		(952,689)
Ending Balance – January 31, 2009	$	Nil

Fair Value of Financial Instruments

Following are the assets and liabilities recognized on the balance sheet on a recurring basis. The table below presents the carrying value and fair value of Company’s financial instruments. The disclosure excludes leases.

	January 31, 2009		January 31, 2008
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

Financial assets
Cash	$193,517	$193,517	$20,967	$20,967
Term deposit	-	-	505,301	505,301
Loan receivable	-	-	2,200,158	2,200,158

Financial liabilities
Bank indebtedness	-	-	1,102,311	1,102,311
Accounts payable and accrued liabilities	1,648,023	1,648,023	920,396	920,396
Government grants payable	17,533	17,533	27,036	27,036
Convertible notes	-	-	682,508	682,508
Senior secured convertible debentures	171,527	2,880,450	-	-
Put warrants	3,600,000	3,600,000	-	-
Put option liability	67,555	67,555

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

4. Adoption of New Accounting Standards (Cont’d)

Fair Value Measurement at January 31, 2009 Using
Quoted Prices in
		Active Markets	Significant Other	Significant
		For Identical	Observable	Unobservable
		Assets	Inputs	Inputs
Description		(Level 1)	(Level 2)	(Level 3)

Convertible notes	$		$-	$-
Put warrants			3,600,000
Put option liability			67,555

The fair value represents management’s best estimates based on a range of methodologies and assumptions. The carrying value of receivables and payables arising in the ordinary course of business, the term deposit and the government grants payables approximate fair value because of the relatively short period of time between their origination and expected realization.

The convertible notes use significant unobservable inputs and thus are shown as Level 3 hierarchy items. The fair value of the convertible notes is calculated by discounting the stream of future payments of interest and principal at the prevailing market rate for a similar liability that does not have an associated equity component. Results of discounted cash flow calculations may be adjusted, as appropriate, to reflect other market conditions or the perceived changes in credit risk of the borrower. The convertible notes were recorded as accretion of discount on the consolidated statement of operations.

Put warrants were valued using the binomial method.

Put option liability was recorded as the value of the exercise price multiplied by the number of put options.

5. Accounts Receivable

The Company has entered into an agreement with a Canadian government agency to guarantee certain accounts receivable as to credit risk. As at January 31, 2009, approximately $416,000 (2008 - $854,000) of accounts receivable are guaranteed.

6. Inventories

	2009	2008

Raw materials	$198,684	$701,222
Finished goods	1,294,124	1,724,955
	$1,492,808	$2,426,177

Total goods in transit included in raw materials and finished goods is approximately $nil (2008 - $114,000) and $130,000 (2008 - $76,000) respectively. A provision for inventory has been recorded as at January 31, 2009 of approximately $192,000 (2008 - $20,000).

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

7. Property and Equipment

			January 31,	January 31,
			2009	2008
		Accumulated	Net Carrying	Net Carrying
	Cost	Amortization	Amount	Amount
Machinery and equipment	$582,322	$542,091	$40,231	$39,659
Furniture and fixtures	142,530	122,470	20,060	18,965
Computer equipment	205,262	177,523	27,739	26,854

	$930,114	$842,084	$88,030	$85,478

8. Acquisition of WES Power Technology Inc. (“WES”)

On March 5, 2008, the Company executed a Share Purchase Agreement ("Agreement") with the majority shareholders of WES Power Technology Inc. ("WES Majority Shareholders"), pursuant to which the Company purchased from the WES majority shareholders all of the issued and outstanding shares of WES. This Agreement supersedes and annuls the share purchase agreement signed between the parties on August 27, 2007.

Under the terms of the Agreement, the Company acquired 100% of all of the shares of WES for the following consideration:

(a)	A cash consideration of $1;

(b)	Issuance by the Company of 104,050 shares of its common shares;

(c)	Issuance by the Company of 250,000 warrants to purchase common shares of the Company. The warrants will expire on March 5, 2013 and have an exercise price of $0.50;

(d)	Execution of employment agreements by the Company with each of the WES Majority Shareholders.

The total consideration to acquire the net assets of WES, was $134,831 including transaction costs. The excess consideration paid over the purchase price of $174,114 is accounted for as part of the intellectual property.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

8. Acquisition of WES Power Technology Inc. (“WES”) (Cont’d)

The assigned values of the assets and liabilities purchased based on our preliminary allocation are as follows:

Assets Acquired:
Current assets	$92,100
Property and equipment	16,855
Intellectual property	174,114
Total Assets	$283,069

Liabilities Assumed:
Current liabilities	$96,794
Long-term debt	51,444
Total Liabilities	148,238
Net Assets at Fair Value	$134,831
Consideration:

Cash	$1
Issuance of 104,050 common shares	45,980
Issuance of 250,000 warrants	63,850
Transaction costs	25,000
Total Consideration	$134,831

The common shares were attributed a fair value of $0.44 per share which represents the average of the closing price two days before and two days after the date of acquisition.

The warrants were accounted for at their fair value as determined by the Black Scholes valuation model, using the following assumptions:

Expected volatility	75%
Expected life	5 years
Risk-free interest rate	2.59%
Dividend yield	Nil

Weighted average fair value of warrants at grant date	$0.2554

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

8. Acquisition of WES Power Technology Inc. (“WES”) (Cont’d)

Following is a table which represents the pro-forma consolidated statement of operations as if the acquisition of WES Power Technology Inc. had taken place on February 1, 2007.

Pro-forma Consolidated Statement of Operations
Wes Technology Acquisition as of February 1, 2007

Year Ended
January 31, 2009
	ICP Solar	Wes Power
	Technologies Inc.	Technology Inc.	Total
Sales	$5,903,196	$-	$5,903,196
Expenses	15,158,804	29,859	15,188,663
Net Loss	$(9,255,608)	$(29,859)	$(9,285,467)

Year Ended
January 31, 2008
	ICP Solar	Wes Power
	Technologies Inc.	Technology Inc.	Total
Sales	$6,541,232	$132,372	$6,673,604
Expenses	10,763,970	119,156	10,883,126
Net Loss	$(4,222,738)	$13,216	$(4,209,522)

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

9. Sale of 100% of Shares of ICP UK

On May 9, 2007, the Company signed a Share Purchase Agreement (the “Agreement”) with ISE LLC (“ISE”). Under the terms of the Agreement, the Company sold 85% of the shares of ICP UK (name changed to Epod Solar (Wales) Ltd. ("EPOD") on June 26, 2007) for an aggregate amount of $3,000,000. On May 10, 2007, the Company and ISE signed an Amendment to the Agreement, revising the modalities of payment. These modalities were subsequently changed on April 18, 2008, when the Company and ISE signed a second Amendment to the Agreement (“Second Amendment”), and the remaining 15% interest of the Company in EPOD was transferred to ISE for $10 on July 30, 2008. Based on the Second Amendment, ISE is to pay the Company an amount equivalent to $3,000,000 as follows:

a)	$150,000 was paid upon signing of the original Agreement and $350,000 in kind in the form of solar panels;

b)	An additional $150,000 upon signing the Second Amendment and $19,827 in kind in the form of solar panels;

c)	The outstanding balance of the loan is forgiven by $88,973;

The remaining amount due to ICP Solar Technologies Inc. of $2,241,200 has the following terms:

i)

$1,060,600, non-interest bearing, shall be paid in cash on a monthly basis of $40,000 per month commencing on the Second Amendment date until the balance is fully paid. This loan has been discounted to a fair value of $927,162 based on an effective interest rate of 12%. As at January 31, 2009, $78,947 of the discount has been amortized. The loan has been written down to $Nil because no repayments have been made neither in cash or in-kind since May 2008 and collectability was not assured.

ii)

The Company shall participate in EPOD's convertible debenture financing round and receive 1,180 units in lieu of the remaining $1,180,000 CDN owing. Each unit consists of a $1,000 face value 12% convertible debenture and 667 warrants.

The 667 warrants are convertible into 667 common shares of EPOD at an exercise price of $3 per share. The warrants expire in one year after EPOD files for an initial public offering on the TSX or TSX Venture Exchange ("IPO").

The convertible debenture will automatically convert into common shares of EPOD at a rate of $1.50 per share, one year after EPOD files an IPO. The Company has the option to convert after EPOD files its IPO but prior to the one year automatic conversion date at a conversion price of the lesser of $1.20 per share and an amount calculated based on a formula. The convertible debenture matures on February 12, 2011.

The investment in the convertible debenture value of $967,600 has been written down to $1.00 due to the uncertainty in the initial public filing referred to above. A fair value has not been allocated to the warrants as it has been determine that their value is nominal.

Both the convertible debenture and the loan receivable have been assigned to the Senior Secured Convertible Debenture holders (note 12).

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

10. Bank Indebtedness

The Company paid off its bank indebtedness on June 19, 2008. At that time all security held by the bank was released.

11. Put Option Liability

On January 20, 2009, as payment for consulting fees to a director the Company issued 326,000 put options in relation to 326,000 shares issued for $47,000 (note 15). The option entitles the holder of the option to sell all or any portion of the 326,000 shares back to the Company for a price of $0.144 Canadian per share during the period June 22, 2009 to June 22, 2010. The value of these put options was calculated based on the option price multiplied by the number of options acquired and are $ 37,555.

On January 22, 2009, as payment for consulting fees to suppliers, the Company issued 200,000 put options in relation to 200,000 shares issued for $30,000 (note 15). The option entitles the holder the option to sell all or any portion of the 200,000 back to the Company for a price of $0.15 per share during the period June 22, 2009 to June 22, 2010. The value of these put options was calculated based on the option price multiplied by the number of options acquired and are $ 30,000.

12. Senior Secured Convertible Debentures

On June 13, 2008 the Company entered into convertible debenture agreements with investors for amounts totaling $3,333,333. The debentures were issued with a 10% discount. The terms of the debenture require capital repayments to commence November 1, 2008 and will be repaid in 18 equal monthly installments. The convertible debentures bear interest at the rate of 11% per annum and are repayable on June 13, 2010. Interest is payable monthly. The Company may, at its option, elect to pay the interest by the issuance of shares of common stock provided certain conditions are met on each of the twenty business days immediately preceding the date of payment. The number of shares is to be determined by dividing the amount of the interest payment by the interest share conversion price which will be the lower of the share price on the interest payment date or the share delivery date. The full face value of the debentures is convertible into common stock of the Company, at the option of the holders, at a rate of $0.50 per share.

The Company also issued to the holders:

  Series A stock purchase warrants to purchase 6,666,666 shares at an exercise price of $0.50 per share
  Series B stock purchase warrants to purchase 6,666,666 shares at an exercise price of $1.00 per share
  Series C stock purchase warrants to purchase 6,666,666 shares at an exercise price of $1.00 per share

The Series A and B warrants are exercisable immediately; however, the Series C warrants are only exercisable once the Series A and B warrants have been fully exercised.

The Company paid approximately $383,000 in cash consideration for transaction costs. In addition, transaction costs were incurred through the issuance of warrants . These transaction costs were expensed.

On November 5, 2008 the Company repaid $842,851 of the debentures including $36,211 in interest.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

12. Senior Secured Convertible Debentures (Cont’d)

On December 31, 2008 the Company revised the terms and amended the convertible debenture agreements:

The outstanding principal and interest at December 31, 2008 of $2,568,425 was revised to 115% or $2,953,688 resulting in recognition of a discount of $385,263.

The conversion price was reduced from $0.50 to $0.25.

The repayment terms were amended whereby the outstanding principal and interest at May 31, 2009 shall be repaid in 13 equal monthly installments commencing on June 1, 2009.

The total number of warrants issued of 53,333,328 and their exercise price were revised as follows:

  Series A stock purchase warrants to purchase 13,333,332 shares at an exercise price of $0.25 per share
  Series B stock purchase warrants to purchase 26,666,664 shares at an exercise price of $0.25 per share

Series C stock purchase warrants to purchase 13,333,332 shares at an exercise price of $0.50 per share

As a result of this December 31, 2008 amendment, the Company has recorded a gain of $602,726 in accordance with EITF 96-19 whereby the old convertible debenture balance was written off and replaced by the new convertible debenture balance because its discounted fair value was greater by 10% of the discounted fair value under the old terms. The $2,708,934 discount against the new convertible debenture balance of $2,880,450 recorded will be amortized over the remaining 17 months of the debenture.

The Company has agreed to remit to the holders commencing on February 1, 2009 10% of its weekly collections and any and all monthly receipts on the EPOD loan receivable until the Senior Secured Convertible Debentures have been repaid in full.

It shall constitute an event of default if the Company’s revenues for the fiscal quarter ended April 30, 2009 are less than $1,500,000 or the Company’s revenues for the fiscal quarter ended July 31, 2009 are less than $2,000,000 or the Company’s EBITDA for the fiscal quarter ended July 31,2009 is less than $(125,000) or if the Company’s accounts payable balance shall have exceeded $1,750,000 at any time until maturity or if the Company breaches any term or condition of the Amendment Agreement of December 31, 2008.

The warrants contain a put feature which enables the holder to require the Company to redeem the warrants for cash. The Company accounted for the warrants issued to the investors as a liability under the provisions of FAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”). The fair value of the warrants of $3,600,000 exceeded the notional amount of the convertible debentures net of the 10% discount, as such the excess amount of, approximately $600,000 was expensed as interest.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

12. Senior Secured Convertible Debentures (Cont’d)

The Binomial Valuation Model was used to calculate the fair value of the warrants. The underlying assumptions included in the Binomial Valuation Model to value the warrants at January 31, 2009 were as follows:

Series A and B Warrants:

Exercise Price	$0.25
Expected volatility	90.22%
Early exercise Factor	1.84 years
Contractual life	5.5 years
Risk-free interest rate	1.85%
Dividend yield	Nil
Fair value of warrants	$0.07

Series C Warrants:

Exercise Price	$0.50
Expected volatility	90.22%
Early exercise Factor	1.84 years
Contractual life	5.5 years
Risk-free interest rate	1.85%
Dividend yield	Nil
Fair value of warrants	$0.06

In January 2009, 400,000 common shares were issued on conversion of $100,000 of convertible debenture (note 15).

Substantially all of the assets of the Company have been pledged as security of the convertible notes. As at January 31, 2009, approximately $215,000 of interest has been paid, and $1,998,000 of the discount on the debt has been accreted.

Registration Rights

In connection with the issuance of the Convertible Debentures, the Company is required to file a Registration Statement to register the shares issuable upon exercise of the additional warrants. The Company will be obligated to pay the holders of the Debentures certain liquidation damages in the event the shares are not registered by June 1, 2009. Liquidation damages would amount to 2% of the aggregate purchase price paid by the debenture holders.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

13. Commitments

Minimum lease payments, exclusive of occupancy and escalation charges, under an operating lease, expiring in 2012, are approximately as follows:

2010	$23,000
2011	23,000
2012	2,000

During the year, the Company incurred rental expenses amounting to approximately $28,000 (2008 - $25,000).

In accordance with a royalty agreement terminating in 2012, the Company is committed to annual minimum advertising expenditures and royalty fees, totaling approximately as follows:

2010	$128,000
2011	128,000
2012	128,000

14. Contingencies

Litigations

The Company is involved in litigations and claims which arise from time to time in the normal course of business amounting to approximately $178,000. In the opinion of management, any liability that may arise from such contingencies would not have a significant adverse effect on the financial statements of the Company.

15. Capital Stock

	January 31,	January 31,
	2009	2008
Authorized without limit as to number -
100,000,000 common shares authorized, $0.00001 par value
100,000,000 preferred shares authorized, $0.00001 par value

Issued -
35,061,995 (2008 – 32,719,445) common shares	$351	$328

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

15. Capital Stock (Cont’d)

On September 5, 2007, convertible notes in the amount of $250,000 were converted into 250,000 common shares.

On September 7, 2007, the Company issued 550,000 common shares from treasury as a result of the exercise of 550,000 warrants on July 26, 2007 for cash consideration of $550,000.

On September 19, 2007, the Company issued 69,445 common shares from treasury as payment of the interest of $200,000 as per the terms of the convertible notes.

On October 7, 2007, convertible notes in the amount of $1,400,000 were converted into 1,400,000 common shares.

On November 7, 2007, the Company issued 450,000 common shares from treasury as a result of the exercise of 450,000 warrants for cash consideration of $450,000.

On November 8, 2007, the Company issued 1,000,000 common shares from treasury as a result of the exercise of 1,000,000 warrants for cash consideration of $1,000,000.

On March 5, 2008, the Company issued 104,050 common shares as part of the consideration to acquire all of the issued and outstanding shares of WES Power Technology Inc. (note 8).

On April 15, 2008, the Company issued 200,000 common shares from treasury as a result of the exercise of 200,000 warrants on April 15, 2008 for cash consideration of $100,000.

On April 15, 2008, the Company issued 262,500 common shares from treasury as a result of the cashless exercise of 525,000 warrants with an exercise price of $0.50 and a fair value of $1.00. These warrants were initially granted and the resulting expense was recognized as consulting fees to a director and former Chief Financial Officer of the Company on May 18, 2007.

On May 22, 2008 850,000 common shares were issued on conversion of $850,000 of convertible notes.

On January 9, 2009 200,000 common shares were issued on conversion of $50,000 of Senior Secured Convertible Debentures.

On January 20, 2009 326,000 common shares were issued for $47,000 as payment to a director for consulting fees. On January 22, 2009 200,000 common shares were issued for $30,000 as payment to suppliers for consulting fees. On January 22, 2009 200,000 common shares were issued on conversion of $50,000 of Senior Secured Convertible Debentures.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

16. Additional Paid-In Capital

Stock Options

In November 2006, the Company adopted the 2006 Stock Incentive Plan ("Plan") for the purpose of issuing both Incentive Options and Nonqualified Options to officers, employees, directors and eligible consultants of the Company. A total of 2,000,000 shares of common stock are reserved for issuance under this plan. Options may be granted under the Plan on terms and at prices as determined by the Board of Directors or by the plan administrators appointed by the Board of Directors, except that the options cannot be granted with an exercise price of less than 75% of the fair market value of the common stock on the date of the grant. Each option will be exercisable after the period or periods specified in the option agreement, but no option may be exercised after the expiration of 10 years from the date of grant.

During the second quarter of fiscal 2008, for the first time, the Company granted 1,907,500 options to certain of its employees and directors to purchase common shares. The stock options are exercisable at a range of $2.25 to $2.35 per share and have a vesting period of 24 months with 25% of the options granted becoming exercisable every six months commencing from the date of grant. On February 14, 2008 (see a) below) the Company revised the exercise price to $0.50 per share.

The following summarizes the Plan position for the year:

		Weighted
		Average
	Options	Exercise Price
Balance - January 31, 2007	-	$-
Granted	1,907,500	2.25
Forfeited	(492,500)	2.25
Balance - January 31, 2008 (see 16 a) below)	1,415,000	0.50
Granted	310,000	0.50
Exercised
Expired
Forfeited	(385,000)	0.50
Balance - January 31, 2009	1,340,000	0.50

Options that can be exercised at January 31, 2008	381,250	2.26

Options that can be exercised at January 31, 2009	895,000	$0.50

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

16. Additional Paid-In Capital (Cont’d)

	Outstanding options		Exercisable options
		Weighted average
		outstanding		Weighted
Range of	Number of	maturity period	Number of	Average
Exercise Prices	options	period (years)	options	Exercise Price
$ 0.50	1,045,000	8.30	783,750	$ 0.50
0.50	75,000	8.40	56,250	0.50
0.50	220,000	9.05	55,000	0.50
	1,340,000		895,000

During the year ended January 31, 2009, the Company recognized $1,201,829 in stock-based compensation for stock options in 2009 (2008 - $1,088,828). As at January 31, 2009, the Company has $319,875 (2008 – $1,521,705) of unrecognized stock-based compensation on these options.

The stock options were accounted for at their fair value as determined by the Black Scholes valuation model, using the following weighted average assumptions:

Expected volatility	57%
Expected life	5.75 years
Risk-free interest rate	4.75%
Dividend yield	Nil

Weighted average fair value of options at grant date	$2.06

a) Modification of Exercise Price

On February 14, 2008, the Board of Directors of the Company, authorized the modification of the exercise price of the options issued and outstanding pursuant to the Company’s 2006 Stock Incentive Plan from $2.25 - $2.35 to $0.50. This modification of the options to purchase common stock of the Company was applied to a total of 1,415,000 options issued to employees and Directors between May 18, 2007 and February 13, 2008.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

16. Additional Paid-In Capital (Cont’d)

This modification will be accounted for by recording, over the vesting period, the difference between the fair value immediately prior to the modification and the fair value determined at the date of modification. As a result of this modification, the Company recorded an incremental compensation expense of $190,532 for the year ended January 31, 2009 and $27,300 will be expensed over the remaining vesting period. The fair value was determined by the Black Scholes valuation model using the following weighted average assumptions:

Expected volatility	76%
Expected life	5.38 years
Risk-free interest rate	2.71%
Dividend yield	Nil

Weighted average fair value of options at modification date	$0.30

b) Grant

On February 14, 2008, the Company issued a total of 45,000 stock purchase options to current employees and 190,000 options to current Directors, vesting over a two year period, 25% every six months and vesting on August 14, 2008, respectively. These options have an exercise price of $0.50, and expire on February 14, 2018 with the exception of 100,000 options which expire on August 14, 2018. As a result of the grant, the Company recorded a compensation expense of $51,774 for the year ended January 31, 2009, and $5,759 will be expensed over the remaining vesting period.

The options were accounted for at their fair value as determined by the Black Scholes valuation model, using the following weighted average assumptions:

Expected volatility	76%
Expected life	5.65 years
Risk-free interest rate	2.81%
Dividend yield	Nil

Weighted average fair value of options at grant date	$0.306

On May 6, 2008, the Company issued a total of 75,000 stock purchase options to the Company’s Chief Financial Officer, vesting over a two year period, 25% every six months. The options have an exercise price of $0.50 and expire on May 6, 2013. The Company recorded a compensation expense of $ 8,453 for the year ended January 31, 2009, and will recognize the remaining expense of $14,089 over the vesting period.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

16. Additional Paid-In Capital (Cont’d)

The options were accounted for at their fair value as determined by the Black Scholes valuation model, using the following assumptions:

Expected volatility	76%
Expected life	3.25 years
Risk-free interest rate	4.58%
Dividend yield	Nil

Weighted average fair value of options at grant date	$0.376

Warrants

a) Modifications of Exercise Price

On February 14, 2008, the Board of Directors of the Company, authorized the modification of the exercise price from $2.25 to $0.50 of the common stock purchase warrants issued on May 18, 2007, as consulting fees, to a member of the immediate family of the President and Chief Executive Officer of the Company (100,000 warrants) and to a Director and the former Chief Financial Officer of the Company (525,000 warrants).

This modification was accounted for by recording the difference between the fair value immediately prior to the modification and the fair value determined at the date of modification. As a result of this modification, the Company recorded an incremental compensation expense of $110,000 for the year ended January 31, 2009 as determined by the Black-Scholes-Merton valuation model using the following assumptions:

Expected volatility	76%
Expected life	2.63 years
Risk-free interest rate	2.01%
Dividend yield	Nil

Weighted average fair value of warrants at modification date	$0.2161

On March 25, 2008, the Board of Directors of the Company, authorized the modification of the exercise price from $1.00 to $0.50 of the remaining 3,000,000 common share purchase warrants issued in 2006.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

16. Additional Paid-In Capital (Cont’d)

This modification was accounted for by recording the difference between the fair value immediately prior to the modification and the fair value determined at the date of modification. As a result of this modification, the Company recorded an incremental compensation expense of $50,700 for the year ended January 31, 2009 as determined by the Black Scholes valuation model using the following assumptions:

Expected volatility	104%
Expected life	4 months
Risk-free interest rate	1.24%
Dividend yield	Nil

Weighted average fair value of warrants at modification date	$0.0196

b) Grant and Exercise

On February 27, 2008, the Company granted as consulting fees a total of 335,000 common share purchase warrants at $0.50 per share, vesting over a four year period, 20% annually and 20% vesting immediately. The warrants expire on February 27, 2013. As a result of the grant of warrants, the Company recorded a consulting fee expense of $28,894 for the year ended January 31, 2009.

The warrants accounted for at their fair value as determined by the Black Scholes valuation model, using the following assumptions:

Expected volatility	75%
Expected life	3.6 years
Risk-free interest rate	2.25%
Dividend yield	Nil

Fair value of warrants at grant date	$0.225

On March 5, 2008 the Company granted 250,000 common share purchase warrants at $0.50 per share as part of the acquisition cost of Wes Power Technology Inc. (note 8).

On April 15, 2008, the Company received $100,000 for the exercise of 200,000 warrants granted on July 11, 2006. These shares were issued from treasury on April 15, 2008.

On April 15, 2008, the Company received $Nil for the exercise of 525,000 warrants granted on May 18, 2007. 262,500 shares were subsequently issued on May 8, 2008 (note 15). An amount of $3 was credited to capital stock from additional paid-in capital.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

16. Additional Paid-In Capital (Cont’d)

On June 20, 2008, the Company granted as fees in the placement of the Senior Secured Convertible Debentures, 240,000 common share purchase warrants to a director of the Company, and 240,000 common share purchase warrants to a debenture holder, both at $0.50 per share, vesting immediately. The warrants expire on June 20, 2010. As a result of the grant of warrants, the Company recorded a consulting fee expense of $173,472 for the year ended January 31, 2009.

The warrants accounted for at their fair value as determined by the Black Scholes valuation model, using the following assumptions:

Expected volatility	99.5%
Expected life	2.0 years
Risk-free interest rate	2.88%
Dividend yield	Nil

Fair value of warrants at grant date	$0.0225

A summary of the activity in the Company's warrants during the period is presented below:

		Weighted
	Number of	Average
	Warrants	Exercise Price

Balance - January 31, 2007	5,150,000	$1.00

Issued -	1,075,000	1.91
Exercised	(2,000,000)	1.00
Forfeited	(150,000)	1.00

Outstanding, as at January 31, 2008	4,075,000	0.60

Transactions during the period:
Issued	54,398,328	0.32
Exercised	(725,000)	0.50
Expired	(2,800,000)	0.50

Outstanding, as at January 31, 2009	54,948,328	$0.33

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

16. Additional Paid-In Capital (Cont’d)

The following table provides additional information with respect to outstanding warrants at January 31, 2009:

			Weighted
		Number of	Average
Grant Date	Expiry Date	Warrants	Exercise Price
May 18, 2007	May 2012	100,000	$0.50
August 21, 2007	August 2009	250,000	1.80
October 25, 2007	October 2009	200,000	1.00
February 27, 2008	February 2013	335,000	0.50
March 5, 2008	March 2013	250,000	0.50
June 13, 2008 (note 12)	June 2014	53,333,328	0.31
June 20, 2008	June 2010	480,000	0.50
Balance – January 31, 2009		54,948,328	$0.33

The aggregate intrinsic value of the outstanding and exercisable warrants as at January 31, 2009 amounted to $Nil.

The intrinsic value of the warrants exercised as at January 31, 2009 amounted to $0.42 per warrant.

17. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of January 31, 2009 and 2008 are as follows:

	2009	2008

Deferred tax assets:

Net operating losses carryforwards	$2,076,000	$1,649,000
Property and equipment, and intangible	41,000	24,000
Loan receivable and convertible debentures	539,000	96,000
Other	41,000	44,000
	2,697,000	1,813,000
Valuation allowance	(2,697,000)	(1,813,000)
Net Deferred Tax Assets	$-	$-

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

17. Income Taxes (Cont’d)

There were Canadian, Provincial and U.S. net operating losses of approximately $6,831,000 (2008 - $5,246,000), $6,526,000 (2007 - $4,941,000) and $Nil (2008 – $Nil), respectively that may be applied against earnings of future years. Utilization of the net operating losses is subject to significant limitations imposed by the change in control provisions. A portion of the net operating losses may expire before they can be utilized.

The reconciliation of the effective income tax rate, to the statutory rate for the years ended January 31, 2009 and 2008 is as follows:

	2009	2008

Statutory income tax rate	(31)%	(32)%
Non-deductible expenses	12	8
Non-deductible stock based compensation expense	5	19
Not taxable gain on disposition of a subsidiary	-	(22)
Losses for which no deferred income tax has been recorded	14	29
Effective income tax rate	0%	2%

The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Classification of Interest and Penalties

The Company’s policy is to include interest and penalties related to unrecognized tax benefits within the provision for income taxes.

The interest and penalties as of January 31, 2009 and for the years ended January 31, 2008, 2007, 2006 and 2005 were $8,000.

Tax Years and Examination

The Company files tax returns in each jurisdiction in which it is registered to do business. For each jurisdiction a statute of limitations period exists. After a statute of limitations period expires, the respective tax authorities may no longer assess additional income tax for the expired period. Similarly, the Company is no longer eligible to file claims for refund for any tax that it may have overpaid. The following table summarizes the Company’s major tax jurisdictions and the tax years that remain subject to examination by these jurisdictions as of January 31, 2008:

Tax Jurisdictions	Tax Years

Federal - Canada	2003 and onward
Quebec - Canada	2003 and onward

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2009
(Expressed in U.S. Funds)

18. Statement of Cash-Flows Information

	2009	2008

Accounts receivable	$407,702	$711,750
Income taxes recoverable	-	654,147
Inventories	953,544	273,399
Prepaid expenses	73,957	133,806
Accounts payable and accrued liabilities	704,347	(324,791)

Changes in non-cash operating element of working capital	$2,139,550	$1,448,311

Additional Cash Flow Information:
Interest paid	$287,420	$145,491
Income taxes recovered	-	(436,169)

19. Loss Per Share

Basic loss per share is calculated based on the weighted average number of shares outstanding during the year. The warrants, share-based compensation and convertible notes have been excluded from the calculation of diluted loss per share since they are anti-dilutive.

20. Major Customer

Sales to one customer amounted to approximately 12% (2008 – 13%) of total sales. Outstanding accounts receivable for this customer as at January 31, 2009 accounted for approximately 14% (2008 – 5%) of total accounts receivable.

21. Related Party Transactions

Included in selling, general and administrative expenses are $761,458 (2008 - $1,490,233) for options granted to the Chief Executive Officer, Chief Financial Officer and directors under the 2006 Stock Option Plan.

22. Subsequent Event

On April 29, 2009, the Company entered into an agreement with a financial institution, Brome Financial Corporation, to factor up to approximately $720,000 of its in accounts receivable.

23. Comparative Figures

Certain reclassifications of 2008 amounts have been made to facilitate comparison with the current year.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our financial statements included in this annual report have been audited by RSM Richter, 2 Place Alexis-Nihon, Montreal, Quebec, Canada H3Z 3C2, as set forth in this annual report. There have been no disagreements on accounting and financial disclosure for the years ending January 31, 2009 and 2008, and through the date of this Form 10-K.

ITEM 9A. CONTROLS AND PROCEDURES

Reference is made to the disclosures below under Item 9A(T) Controls and Procedures.

Item 9A(T). Controls And Procedures.

Disclosure Controls

The Company carried out an evaluation, under the supervision and with the participation of the Company's management, including the Company's Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, as amended. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures cannot be relied upon to ensure that information required to be disclosed in the reports the Company files and submits under the Exchange Act is recorded, processed, summarized and reported as and when required or to ensure that information is accumulated and communicated to our management to allow timely decisions regarding required disclosure. Therefore controls and procedures were not effective for fiscal year ended January 31, 2009.

Management’s Annual Report on Internal Control Over Financial Reporting

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934. We have assessed the effectiveness of those internal controls as of January 31, 2009.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

A material weakness in internal controls is a deficiency in internal control, or combination of control deficiencies, that adversely affects the Company’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a remote likelihood that a material misstatement of the Company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected.

In the course of making our assessment of the effectiveness of internal controls over financial reporting, we identified a material weakness in our internal control over financial reporting. This material weakness consisted of inadequate staffing within the accounting operations of our company. The small number of employees who are responsible for accounting functions prevents us from segregating duties within our internal control system. The inadequate segregation of duties is a weakness because it could lead to the untimely identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews. Due to this material weakness, management concluded that its internal control over financial reporting was not effective as of January 31, 2009.

Our review also revealed that although a number of controls appeared to exist, and indeed were observed to have been in operation, documentary evidence that such controls were operating throughout the period was found to be lacking. Such evidence as signatures indicating that a certain procedure had been carried out and affixing responsibility were lacking in the internal control system.

Our review also indicated the existence of certain high level procedures that might or might not serve to provide compensating control over these weaknesses. These procedures consisted of analytical review of key operating results by senior management of the Company, including preparation and review of monthly operating results, comparison of such results to budgets and to historical amounts, and comprehensive gross profit analysis. In addition, the Board of Directors received monthly updates on operations, and on a quarterly basis, reviews, investigates and discusses apparent inconsistencies and concerns with senior operating management.

Management has reacted to the Company’s profitability and liquidity issues in various ways, one of which is the reduction of administrative personnel. Inherent in remedying the internal control weaknesses noted above is increased division of duties, which would require the addition of administrative personnel. The Company fully intends to address this need once more profitable operating results have been achieved.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this annual report.

Changes in Internal Controls over Financial Reporting

The Company's chief executive officer and the Company's chief financial officer have concluded that there were no changes in the Company's internal controls over financial reporting during the fourth quarter of fiscal 2009 that has materially affected or is reasonably likely to materially affect the Company's internal controls over financial reporting.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND CORPORATE GOVERNANCE; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain biographical information concerning our current directors and executive officers:

Name	Age	Position
Sass Peress	48	Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer
Joel Cohen	37	Director, Secretary, Treasurer
David Dangoor	59	Director
Paul Maycock	73	Director
David McDowell	65	Director

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. There is no family relationship between any of our directors or executive officers. As at January 31, 2008, there was no known litigation pending or active against any of our directors or executive officers. None of our directors or executive officers has served as a general partner or executive officer of any company that has filed, or has had filed against it, any petition for bankruptcy, either at the time such filing was made or during the preceding two years. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Sass Peress, Chairman, President ,CEO, CFO

Prior to founding ICP, Mr. Peress was the VP of Sales for a market-leading automotive accessory distributor. In 1985, he founded and headed an automotive aftermarket manufacturing company that went on to capture more than 70% of market share within two years. He then founded ICP in 1988 and, as President and CEO, has reshaped the company into its current market-leading state within the solar energy industry. With his scientific background and manufacturing experience, he has co-authored much of ICP's intellectual property. Mr. Peress' educational background includes studies in health sciences, organic chemistry and finance. He graduated with honors from Concordia University's MBA International Business Program in Montreal, Canada.

Mr. Peress was recently nominated for the Ernst & Young Canadian Entrepreneur of the Year award and is an active member of the Canadian Solar Energy Society and the American Solar Energy Society.

Joel Cohen, Director, Secretary and Treasurer

Mr. Cohen was Chief Financial Officer of ICP Solar Technologies Inc., formerly FC Financial Services Inc., from October 30, 2006 to January 9, 2007. Mr. Cohen has extensive experience in biotechnology and high tech financings and in financial analysis. From 2002 until present, Mr. Cohen has been consulting CFO for Osta Biotechnologies a publicly traded company on the TSX venture. From 1999 to 2002, Mr. Cohen was an investment banker at Canaccord Capital Corporation, where he specialized in biotechnology financings. He has worked on numerous IPOs and private and public financings worth over $100 million for various companies including Neurochem, Adherex, Bioniche, Diagnocure, Qbiogene and Aeterna. Mr. Cohen holds a Bachelor of Commerce degree in Finance from Concordia University and is a Chartered Financial Analyst.

David Dangoor, Director

Mr. Dangoor is President of Innoventive Partners LLC and a managing partner of Cato Dangoor & Associates in London, England, both primarily specializing in Marketing and Public Relations. He is a member of the Board of Directors of BioGaia AB , a public Swedish bio-tech company, where he was one of the original founding investors. Mr. Dangoor is also a member of the Advisory Board of the Denihan Hospitality Group, He was until recently when the company was sold, a director of, and subsequently chaired the Special Committee of, Provide-Commerce Inc . in San Diego, a public company that operates an e-commerce marketplace for perishable goods.

Mr. Dangoor retired from Philip Morris International , Lausanne, Switzerland in 2002 where he over 27 years held senior executive positions in several countries including Head of Marketing PM Germany residing in Munich, Managing Director Seven Up Northern Europe in London, England, President Philip Morris (B & H) Canada in Montreal, and Senior VP Marketing Philip Morris USA in New York. In 1992 he was appointed Executive VP Philip Morris International based in New York before the company moved to Lausanne in 2002.

Mr. Dangoor was a member of the board of directors of Rothman's, Benson & Hedges Inc ., Toronto, Canada 1987-2002, Philip Morris GMBH , Munich 2001-02 and of AMER Sports International , Montreal 1984-87 (a subsidiary of AMER Group, Helsinki, Finland). He is currently a member of the Board of Directors of the New York City Ballet Company , the Swedish-American Chamber of Commerce , where he was chairman 1997-2001, and a member of the Board of Trustees of the American Scandinavian Foundation (ASF).

Paul Maycock, Director

Mr. Maycock is the president of Photovoltaic Energy Systems, the leading PV market research firm. Mr. Maycock edits the monthly newsletter, "PV News," which goes to readers in 58 countries. His annual estimates and projections of PV sales, based on confidential interviews of every key player in the industry, are used worldwide for planning and analysis purposes. Before starting PV Energy in 1981, Mr. Maycock was director of the PV Energy Systems division of the US Department of Energy. He also spent 11 years at Texas Instruments in a variety of strategic planning positions. He concurrently serves as the chairman of the board of the Solar Electric Light Fund, a non-profit organization that has installed over 5,000 PV systems in the developing world.

David McDowell, Director

Mr. McDowell has an extensive background in worldwide sales and business development which includes over 10 years of senior telecommunications management and more than 20 years of high technology sales and marketing management expertise. Mr. McDowell joined QUALCOMM in 1996 as vice president of sales for QUALCOMM's Consumer Products Division. In August 1997 he was promoted to senior vice president. Prior to joining QUALCOMM, McDowell served as chief operating officer of Japan Radio Company, Inc. (JRC), where he successfully led the company to expand into the consumer analog cellular, GPS module and cellular fixed station markets. Previous to that, Mr. McDowell served as president and COO of NovAtel and vice president of subscriber products for Hughes Network Systems, where he was responsible for Hughes' entry into the digital cellular market. McDowell also served as managing director for ComputerLand, Europe and began his career at IBM Canada and IBM World Trade Corporation.

Key Personnel and Consultants

Tom Clark, VP Sales- North American Markets

Mr. Clark has several years experience as VP Sales into the North American automotive accessory aftermarket, big box hardware chains and specialty stores. He recently completed a one-year mandate at West Marine as a merchandising manager. His experience includes positions held as VP Sales and Marketing at Shrin Corporation Coverking, Automotive Division, VP Sales at PlastiColor Inc. and National Sales Manager at Eagle One Industries (Automotive Aftermarket). Mr. Clark has a Bachelor of Science in English.

Pascal Petit, Vice-President Sales- EMEA PAC Consumer and OEM applications

Mr.Petit joined ICP Solar 3 years ago as Sales Manager - France and Spain. He is now Vice President Sales for the EMEA-PAC region (Europe, Middle East, Africa, Asia and Pacific). His careers spans over 20 years of high tech and innovative product sales such as GPS and Satellite Communication Systems in Europe and Africa. Pascal is an expert in setting up and supporting distribution networks. He brought to ICP Solar a very large experience in the retail and consumer markets in Europe and Africa. Pascal graduated in Business Administration in Poitiers (France) and Oxford (UK). He is 45 years old, is married and has 2 children

Committees of the Board of Directors

On April 23, 2007, we formed our Audit Committee and Compensation Committee.

Audit Committee

Our audit committee assists our board of directors in fulfilling its responsibilities for oversight and supervision of financial and accounting matters. The chairman of the audit committee is Dave McDowell and the members are Joel Cohen and David Dangoor. Joel Cohen serves as our audit committee financial expert.

Our audit committee's responsibilities include, among others (i) recommending to the board of directors the engagement of the external auditor and the terms of the external auditor's engagement; (ii) overseeing the work of the external auditor, including dispute resolution between management and the external auditor, if required; (iii) pre-approving all non-audit service to be provided to us by our external auditor; (iv) reviewing our financial statements, management's discussion and analysis and annual and interim earnings press releases before this information is publicly disclosed; (v) assessing the adequacy of procedures for our public disclosure of financial information; (vi) establishing procedures to deal with complaints received by us relating to our accounting and auditing matters;[and (vii) reviewing our hiring policies regarding employees of our external auditor or former auditor. We have adopted, along with our audit committee, a written charter of the audit committee setting out the mandate and responsibilities of the audit committee which provides that the audit committee convene no less than four times per year.

Compensation Committee

Our compensation committee reviews and makes recommendations to our board of directors concerning the compensation of our executive officers and key employees which include the review of our executive compensation and other human resource policies, the review and administration of any bonuses and stock options and major changes to our benefit plans and the review of and recommendations regarding the performance of the Chief Executive Officer of the Company. The Chairman of the compensation committee is Joel Cohen and its members are Dave McDowell and Paul Maycock.

Code of Ethics

In December, 2006, we adopted a Code of Ethics and Corporate Governance applicable to our Chief Executive Officer, principal financial and accounting officers and persons performing similar functions. A Code of Ethics and Corporate Governance is a written standard designed to deter wrongdoing and to promote:

  Honest and ethical conduct,
  Full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, compliance with applicable laws, rules and regulations,
  The prompt reporting violation of the code, and
  Accountability for adherence to the Code.

A copy of our Code of Ethics and Corporate Governance is being filed with as Exhibit 14 to this Annual Report.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. We have elected not to have a Nominating Committee in that we are a development stage company with limited operations and resources.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating such director nominees. While there have been no nominees for recommended to date by our stockholders, in the event such a proposal is made, all members of our Board will participate in the consideration of such nominee(s).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and change in ownership with the Securities and Exchange Commission. Directors, officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms that we received during the fiscal year ended January 31, 2008, we believe that, except as described below, each person who at any time during the fiscal year was a director, officer or beneficial owner of more than ten percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year. The Company believes that Section 16(a) filing requirements applicable to certain of our directors (namely, Messrs. Maycock, Dangoor and McDowell) were not complied with. We expect that within the coming weeks that these directors will file Forms 3 necessary to fully comply with Section 16(a) filing requirements applicable to each of them.

ITEM 11. EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of the compensation paid to date during the last two completed fiscal years to the President and Chief Executive Officer, the former Chief Executive Officer, the Chief Financial Officer, and the next two highest paid executive officers whose salary and bonus exceeds $100,000 in the most recent year ("Named Executive Officers").

SUMMARY COMPENSATION TABLE

Name
and			Salary	Bonus
principal	Year		($)	($)	Stock	Option	Non-Equity	Nonqualified	All Other		Total ($)
position	Ended		(c)	(d)	Awards	Awards(6)	Incentive	Deferred	Compensation		(j)
(a)	January				($)	($)	Plan	Compensation	($)
	31				(e)	(f)	Compensation	Earnings ($)	(i)
	(b)						($)	(h)
							(g)

Sass
Peress	2009		$279,910	Nil	Nil	$559,162	Nil	Nil	Nil		$839,072
President
CEO &	2008		$250,232	Nil	Nil	$577,125	Nil	Nil	Nil		$827,357
CFO ,
Director

Leon	2009	(1)	$51,024	Nil	Nil	$91,135	Nil	Nil	Nil		$142,159
Assayag
former	2008		$141,435	Nil	Nil	$96,188	Nil	Nil	Nil		$237,623
CFO

Joel	2009		Nil	Nil	Nil	$209,064	Nil	Nil	$181,830	(3)	$390,894
Cohen,
Former	2008	(2)	Nil	Nil	Nil	$864,308	Nil	Nil	$96,000	(3)	$960,308
CFO ,
Director

Tom	2009		$113,836	Nil	Nil	$54,669	Nil	Nil	$1,500	(4)	$170,025
Clark,
Vice-	2008	(5)	$59,116	Nil	Nil	$57,513	Nil	Nil	$2,357	(4)	$118,986
President,
Sales,
Americas

(1) Mr. Leon Assayag was with the Company since January 8, 2007 until May 2, 2008. Mr Assayag had been granted 125,00 stock option in May 2007 which have since been forfeited.

(2) Mr. Joel Cohen was acting CFO from March 1, 2006 to January 9, 2007.

(3) This amount was paid as consulting fees to CCI Financial Group Inc., of which Mr. Cohen is a shareholder.

(4) This amount represents an allowance for automobile expenses.

(5) Mr. Tom Clark has been with the Company since June 13, 2007.

(6) Amount expensed for the year ended January 31, 2009 is based upon the aggregate grant date fair value calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123R, Share Based Payments. The Company's policy and assumptions made in the valuation of share based payments are contained in Note 14 to the Company's January 31, 2008 financial statements. Stock options awarded vest over a two-year period from the date of grant, 25% every six months.

Outstanding Equity Awards at 2009 Fiscal Year-End Table

The table below sets forth information concerning grants of stock options and restricted stock unit awards to named executive officers as of January 31, 2008.

	Option Awards				Stock Awards
Name	Number of	Number of	Equity	Option	Option Number Market		Equity	Equity
	Securities	Securities	Incentive	Exercise	Expiration of	Value	Incentive	Incentive
	Underlying	Underlying	Plan	Price	Date Shares	of	Plan	Plan
	Unexercised	Unexercised	Awards:	($)	or Units	Shares	Awards:	Awards:
	Options (#)	Options (#)	Number of		of	or	Number	Market
	Exercisable	Unexercisable	Securities		Stock	Units	of	or Payout
			Underlying		That	of	Unearned	Value of
			Unexercised		Have	Stock	Shares,	Unearned
			Unearned		Not	That	Units or	Shares,
			Options (#)		Vested	Have	Other	Units or
					(#)	Not	Rights	Other
						Vested	That	Rights
						($)	Have Not	That
							Vested	Have
							(#)	Not
Vested
($)
(a)	(b)	(c)	(d)	(e)	(f) (g)	(h)	(i)	(j)

Sass Peress	562,500	187,500		$0.50	May 18, 2017

	12,500	37,500		$0.50	Feb 14, 2018
	575,000	225,000
Joel Cohen	12,500	37,500		$0.50	Feb 14, 2018

Tom Clark	56,250	18,750		$0.50	June 22, 2017

As at January 31, 2009, the Company granted a total of 1,415,000 options pursuant to the Plan. On May 18, 2007, the Company granted options under the Plan to certain of our employees and directors, including the following: (a) Sass Peress was granted 750,000 options at a revised exercise price of $0.50 and on February 14,2008 another 50,000 options at an exercise price of ;(b) Leon Assayag was granted 125,000 options at a revised exercise price of $0.50 (these options have been forfeited) ; (c) Joel Cohen was granted 50,000 options at an exercise price of $0.50 on February 14,2008; (d) David McDowell was granted 20,000 options at an exercise price of $0.50 and 30,000 options at an exercise price of $0.50 on February 14,2008; (e) Paul Maycock was granted 20,000 options at an exercise price of $0.50 and 30,000 options at an exercise price of $0.50 on February 14,2008; (f) David Dangoor was granted 20,000 options at an exercise price of $0.50 and 30,000 options at an exercise price of $0.50 on February 14,2008; The options vest over a two year period, 25% every six months.

Long-Term Incentive Plans

On November 1, 2006, the Company's Board of Directors established the 2006 Stock Incentive Plan expiring on November 1, 2016.

Compensation of Directors

We have not compensated our directors for service on the board of directors or any committee thereof, but directors are entitled to be reimbursed for expenses incurred for attendance at meetings of the board and any committee of the board. Our directors received no compensation in their capacity as directors during the years ended January 31, 2009 and January 31, 2008. A description of grants to certain directors of options to purchase shares of our common stock during the fiscal year ended January 31, 2009 is set forth in the table

Compensation of Directors at 2009 Fiscal Year End Table

Name	Fees	Stock	Option	Non-Equity	Nonqualified	All Other	Total
	Earned	Awards	Awards	Incentive Plan	Deferred	Compensation	($)
	or	($)	($)	Compensation	Compensation	($)
	Paid in			($)	Earnings
	Cash				($)
	($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David Dangoor	Nil	Nil	$13,240	Nil	Nil	Nil	$13,240
Dave McDowell	Nil	Nil	$13,240	Nil	Nil	Nil	$13,240
Paul Maycock	Nil	Nil	$13,240	Nil	Nil	Nil	$13,240

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 31, 2009 with respect to the beneficial ownership of our common stock, after giving effect to the ICP Acquisition, by (a) each stockholder known to be the beneficial owner of more than 5% of our common stock, (b) by each of our directors and executive officers, and (c) all of our directors and executive officers as a group. The address of each person listed below, unless otherwise indicated, is c/o ICP Solar Technologies Inc., 7075 Place Robert-Joncas, Unit 131, Montreal Quebec, H4M 2Z2. Unless otherwise indicated in the table footnotes, shares will be owned of record and beneficially by the named person. For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after the effective time of the acquisition of ICP. "Voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

		Amount and Nature
Title of Class	Name and Address	of Beneficial	Percentage of Class (1)
	of Beneficial Owner	Ownership (1)

	Equity Transfer & Trust Company	18,040,311 (2)	51.4%
	120 Adelaide St. W., Ste	Direct
Common Stock	420 Toronto, Ont. M5H 4C3 (1)

		18,040,311 (2)	51.4%
Common Stock	Sass Peress (1)	Indirect

		551,497 (3)	1.6%
		Direct
Sub-total		18,591,808	53.0%

Common Stock	Joel Cohen (1)	486,927	1.4%
		Direct (2)
Common Stock	David Dangoor	None	0%
Common Stock	Paul Maycock	None	0%
Common Stock	David McDowell	None	0%
Common Stock	Tom Clark	None	0%
Common Stock	All directors and executive officers as a group (6 persons)	19,078,735	54.4%

Notes

(1) As at September 29, 2007, Equity Transfer & Trust Company held 20,000,000 shares of our common stock (the "Trust Shares") as "Trustee" pursuant to the terms of the Exchange and Voting Trust Agreement dated September 29, 2006 (the "Voting Trust Agreement") among the Company, 1260491 Alberta Inc., our wholly owned subsidiary ("Exchangeco"), Sass Peress, the Peress Family Trust, the Sass Peress Family Trust, Eastern Liquidity Partners Ltd., Arlene Ades, and Joel Cohen (collectively, the "Beneficiaries"), Taras Chebountchak and Orit Stolyar. Under the terms of the Exchange and Voting Trust Agreement the Trust Shares are to be cancelled as each Exchangeable Shares is exchanged by the Beneficiaries for shares of ICP Solar and the Voting Rights to the Trust Shares are beneficially held by the Trustee for the Beneficiaries are as follows: (i) 301,497 Trust Shares, Eastern Liquidity Partners Ltd., beneficially owned by Sass Peress, (ii) 440,529 Trust Shares, The Sass Peress Family Trust, beneficially owned by Sass Peress, (iii) 6,626,787 Trust Shares, The Peress Family Trust, beneficially owned by Sass Peress, (iv) 11,222,995 Trust Shares, Sass Peress, (v) 879,706 Trust Shares, Arlene Ades, and (vi) 528,486 Trust Shares, Joel Cohen.

The Trustee, as the holder of record of the deposited shares, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the 20,000,000 shares of ICP Solar common stock deposited by Taras Chebountchak and Orit Stolyar (the "Deposited Shares") on any matters, questions, proposals or propositions whatsoever that the Beneficiaries are entitled to vote on at a Company meeting at which holders of capital stock of the Company are entitled to vote or in connection with a written consent sought by the Company. The Voting Rights shall be and remain vested in and exercised by the Trustee. As further particularized in the Voting Trust Agreement, the Trustee shall exercise the Voting Rights only on the basis of instructions received from the Beneficiaries entitled to instruct the Trustee as to voting thereof at the time at which the Company stockholders meeting is held or the Company's stockholders' consent is sought.

(2) As at January 31, 2009, the following beneficiaries had exchanged their Exchangeable Shares into shares of common stock of the Company: (i) On January 29, 2008, Joel Cohen exchanged 528,486 Exchangeable Shares, representing all of the Exchangeable Shares held by him, into an equal number of shares of common stock of the Company, and 528,486 Trust Shares were cancelled; (ii) On January 29, 2008, Eastern Liquidity Partners Ltd. exchanged 301,497 Exchangeable Shares, representing all of the Exchangeable Shares held by it, into an equal number of shares of common stock of the Company, and 301,497 Trust Shares were cancelled; (iii) On January 29, 2008, Arlene Ades exchanged 879,706 Exchangeable Shares, representing all of the Exchangeable Shares held by her, into an equal number of shares of common stock of the Company, and 879,706 Trust Shares were cancelled; and (iv) On January 29, 2008, Sass Peress exchanged 250,000 Exchangeable Shares, representing 2.2% of the Exchangeable Shares held by him, into an equal number of shares of common stock of the Company, and 250,000 Trust Shares were cancelled. See "Management's Discussion and Analysis or Plan of Operation – Reorganization of the Corporation."

(3) Represents 250,000 shares of our common stock held directly by Sass Peress and 301,497 shares held by Eastern Liquidity Partners Ltd. which is wholly owned by Maurice Peress, Mr. Sass Peress' father.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, none of the following parties , had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us during the fiscal year ended January 31, 2009:

  Any of our directors or executive officers;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

  Any of our promoters; and

  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

On February 14,2008 under the 2006 Stock Option Plan the company granted 50,000 options to Sass Peress, 50,000 options to Joel Cohen , 30,000 options each to David Dangoor, Paul Maycock, David McDowell all at an exercise price of $0.50.

The Company paid during the year as consulting fees of $180,330 to CCI Financial Inc. a company in which Joel Cohen is a shareholder.

On June 20,2008 the Company granted 240,000 warrants to Joel Cohen at an exercise price of $0.50.

On January 20,2009 as payment for services rendered by CCI Financial Inc. the company issued 326,000 common shares to Joel Cohen for a value of $47,000. In addition the company granted to the holder put options to repurchase all or some of the 326,000 shares for $0.1152 cents during the period June 20,2009 to June 20,2010. These put options are reported as a liability of $37,555.

Director Independence

Because our common stock is traded on the Over the Counter Bulletin Board, we are not subject to the independence requirements of any securities exchange of the NASDAQ regarding members of our Board of Directors. We have determined that David Dangoor, David McDowell and Paul Maycock meet the definition of "independent" as defined pursuant to Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. (the "Marketplace Rules"). Under the Marketplace Rules, an "independent director" is, generally, one who is not an executive officer or employee of the Company and who has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a director. Examples of directors who may not be considered independent under the Marketplace Rules are:

(a) a director who is, or at any time during the past three years was, employed by the Company;

(b) a director who accepted, or who has a spouse, parent, child or sibling, or anyone residing in such person's home (each, a "Family Member") who accepted, any compensation from the company in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than (i) compensation for board service; (ii) compensation paid to a Family Member who is an employee (other than an executive officer) of the Company; or (iii) benefits under a tax-qualified retirement plan or non-discretionary compensation;

(c) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

(d) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the company's securities; or (ii) payments under non-discretionary charitable contribution matching programs;

(e) a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

(f) a director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

RSM Richter provided audit services in connection with the Company's annual financial statements for the fiscal years ended January 31, 2009 and 2008.

The following is a summary of RSM Richter's fees for professional services rendered for the fiscal years ended January 31, 2009 and 2008 are approximately :

Fee Category	Fiscal 2009	Fiscal 2008
	Fees	Fees
Audit Fees	$145,000	$185,000
Audit-Related Fees	27,000	30,000
Tax Fees	13,000	—
All Other Fees		—
Total Fees	$185,000	$215,000

(1) "Audit Fees" consist of fees for professional services rendered for the audit of ICP Solar's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by RSM Richter in connection with statutory and regulatory filings or engagements.

(2) "Audit-Related Fees" consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of ICP's consolidated financial statements and are not reported under "Audit Fees."

Audit Committee Approval

Our Audit Committee approved the audit and audit related Fees for the fiscal period ended January 31, 2009. Our Audit Committee policies require it to approve the fees and scope of work for all annual audits and quarterly financial statement reviews. Before April 23, 2007, the Company did not have a standing audit committee. Therefore, all services provided to the Company by RSM Richter prior to such date and detailed above, were approved by the Company's full board of directors.

ITEM 15. EXHIBITS

Exhibit
Number	Description of Exhibits
3.1	Amended Articles of Incorporation. (1)
3.2	Bylaws, as amended. (2)
4.2	Form of 11% Senior Secured Convertible Debenture Due June 13, 2010. (3)
10.1	Securities Purchase Agreement, dated June 13, 2008, between ICP Solar Technologies, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC. (3)
10.2	Subsidiary Guarantee, dated June 13, 2008, by ICP Solar Technologies, Inc., 1260491 Alberta, Inc., ICP Solar Technologies, ICP Global Technologies, Inc., and WES Power Technology, Inc. (3)
10.3	Form of Series A Warrant to Purchase Common Stock (3)
10.4	Form of Series B Warrant to Purchase Common Stock (3)
10.5	Form of Series C Warrant to Purchase Common Stock (3)
10.6	Registration Rights Agreement, dated June 13, 2008, between ICP Solar Technologies, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC. (3)
10.7	Security Agreement, dated June 13, 2008, between ICP Solar Technologies, Inc., 1260491 Alberta, Inc., ICP Solar Technologies, ICP Global Technologies, Inc., WES Power Technology, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC. (3)
10.8	Form of Intellectual Property Security Agreement, dated June 13, 2008. (3)
10.9	Escrow Agreement, dated June 13, 2008, between ICP Solar Technologies, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., Platinum Long Term Growth VI, LLC, and Burns & Levinson, LLP. (3)
10.10	Voting Agreement Letter, dated June 13, 2008, issued by Sass Peress to BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC.(3)
10.11	Form of Lockup Agreement, dated June 13, 2008. (3)
10.12	Employment Agreement dated November 6, 2006 between ICP Solar Technologies Inc. and Leon Assayag. (5)
10.13	Employment Agreement dated April 23, 2007 between ICP Solar Technologies Inc. and Sass Peress. (5)
10.14	Employment Agreement dated May 6, 2008 between ICP Solar Technologies Inc. and Sheldon Reinhart. (5)

14	Code of Ethics.*
23.1	Consent of RSM Richter.*
31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*
31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*
32.1	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
32.2	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
99.1	Audit Committee Charter. (3)
99.2	Disclosure Committee Charter. (3)

Notes

(1) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on December 1, 2005.

(2) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on September 5, 2006.

(3) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on June 17, 2008.

(4) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on February 7, 2006.

(5) Filed with the SEC as an exhibit to our Registration Statement on Form S-1 filed July 15, 2008.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICP SOLAR TECHNOLOGIES INC.

BY: /s/ Sass Peress
Sass Peress, President, Chief Executive Officer,
Director
(Principal Executive Officer)

Date: May 1, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sass Peress	President, Chief Executive Officer, Director	May 1, 2009
Sass Peress	(Principal Executive Officer)

/s/ Sass Peress	Chief Financial Officer	May 1, 2009
Sass Peress	(Principal Accounting Officer)

/s/ Joel Cohen	Director	May 1, 2009
Joel Cohen

/s/ Paul Maycock	Director	May 1, 2009
Paul Maycock

Exhibit 14

Code of Ethics and Corporate Governance

1.

Code of Conduct

In keeping with the best practices of corporate governance, the following is the Code of Conduct for ICP Solar Technologies Inc and its consolidated direct and indirect subsidiaries (the "Company"). This Code of Conduct shall be signed and adhered to by all officers, directors and employees (each, an "employee") of the Company.

1.1 Compliance Standards

The Chief Executive Officer ("CEO") and the Chief Financial Officer ("CFO") are responsible for applying these policies to specific situations in which questions may arise and has the authority to interpret these policies in any particular situation. Any questions relating to how these policies should be interpreted or applied should be addressed to the CEO or the CFO. An employee who is unsure of whether a situation violates this Code should discuss the situation with either the CEO or CFO, to prevent possible misunderstandings and embarrassment at a later date. An employee who is aware of any questionable behavior should discuss the situation with the CEO or CFO to prevent possible misunderstandings and embarrassment at a later date. Any employee who becomes aware of any existing or potential violation of laws, rules, regulations or this Code is required to notify the CEO or CFO promptly. Failure to do so is itself a violation of this Code. To encourage employees to report any violations, the Company will not allow retaliation for reports made in good faith.

1.2 Conflicts of Interest

A "conflict of interest" occurs when an individual's private interest, real or perceived, interferes with the interests of the Company. Conflicts of interest are prohibited as a matter of Company policy, unless they have been approved by the Company. In particular, an employee, officer or director must never use or attempt to use his or her position at the Company to obtain any improper personal benefit for himself or herself, for his or her family, or for any other person. In addition, an employee, officer or director must never assume, or be subject to, any other duties, responsibilities or obligations that interfere with such person's duty to the Company. Sometimes the line between personal and Company benefits is difficult to draw, and sometimes there are both personal and Company benefits in certain activities. The only prudent course of conduct for our employees, officers and directors is to make sure that any use of Company property or services that is not solely for the benefit of the Company is approved beforehand by either the CEO or CFO. Any employee, officer or director who is aware of a conflict of interest or is concerned that a conflict might develop should discuss the matter with either the CEO or CFO promptly.

1.3 Compliance with Laws, Rules and Regulations

It is the Company's policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each employee, officer and director to adhere to the standards and restrictions imposed by those laws, rules and regulations.

An employee who is unsure of whether a situation violates any applicable laws, rules or regulations should discuss the situation with either the CEO or CFO, to prevent possible misunderstandings and embarrassment at a later date. Any violation of applicable laws, rules and regulations, including any conflict of interest that rises to such a level, will be dealt with swiftly by the Company and, to the extent required by law, promptly disclosed to the applicable law enforcement authorities.

1.4 Other Provisions

1.4.1 CORPORATE OPPORTUNITIES Employees, officers and directors owe a duty to the Company to advance the Company's business interests when the opportunity to do so arises. Employees, officers and directors are prohibited from taking (or directing a third party to take) a business opportunity that is discovered through the use of Company property, information or position, unless the Company has already been offered the opportunity and turned it down. More generally, employees, officers and directors are prohibited from using Company property, information or position for personal gain and from competing with the Company. Sometimes the line between personal and Company benefits is difficult to draw, and sometimes there are both personal and Company benefits in certain activities. The only prudent course of conduct for our employees, officers and directors is to make sure that any use of Company property or services that is not solely for the benefit of the Company is approved beforehand by the CEO or the CFO.

1.4.2 CONFIDENTIALITY In carrying out the Company's business, employees, officers and directors often learn confidential or proprietary information about the Company, its customers, suppliers, or joint venture parties. Employees, officers and directors must maintain the confidentiality of all information so entrusted to them, except when disclosure is authorized or legally mandated. Confidential or proprietary information of our Company, and of other companies, includes any non-public information that would be harmful to the relevant corporation or useful or helpful to competitors if disclosed.

1.4.3 FAIR DEALING The Company succeeds through honest business practices. The Company does not seek to gain advantages through illegal or unethical business practices. Each employee, officer and director should endeavor to deal fairly with the Company's customers, service providers, suppliers and employees. No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice.

1.4.4 PROTECTION AND PROPER USE OF COMPANY ASSETS All employees, officers and directors should protect the Company's assets and ensure their efficient use. All Company assets should be used only for legitimate business purposes.

1.4.5 FINANCIAL REPORTING Officers and employees in a position to do so will not intentionally cause the Company's records or financial reporting to contain errors or otherwise omit information required to fairly present the Company's financial information in accordance with its policies.

1.5 Waivers of this Code

From time to time, the Company may waive some provisions of this Code. Any employee, officer or director who believes that a waiver may be called for should contact either the CEO or the CFO.

Any waiver of the Code for executive officers or directors of the Company may be made only by the Board of Directors, or a committee of the Board of Directors, and, if by committee, must promptly be disclosed to all Directors. Waivers of this Code shall be disclosed to regulatory authorities or to the public to the extent required by governing law and listing requirements.

1.6 Enforcement

The Company intends to enforce the provisions of this Code in a consistent manner, regardless of the status of the employee at the Company. Enforcement by the Company shall commence promptly following notice to the Company of any violation or alleged violation of this Code. The CEO or the CFO shall be responsible for receiving such notices and for applying the provisions of this Code to situations that violate or potentially violate this Code. An employee who is unsure of whether a situation violates this Code may discuss the situation with the CEO or the CFO to prevent possible misunderstandings and embarrassment at a later date. The responsibility of an employee to report any questionable behavior promptly to the CEO or the CFO is a clear and objective requirement. A failure to observe this requirement will itself be a violation of this Code. The Company wishes to encourage employees to report questionable behavior, and the Company will, therefore, not tolerate any retaliatory actions toward employees that have made reports in good faith. If any employee is concerned that reporting a violation of this Code to, or discussion a related situation with, the CEO or the CFO would involve a conflict of interest for either the CEO or the CFO or both, or if the CEO and the CFO are unavailable, the employee should contact the Chairman of the of the Audit Committee directly. To determine whether a violation of this Code has occurred, an initial investigation will be made by or under the direction of the CEO or CFO, and the result of such investigation shall be presented in a written report to the Chairman of the Audit Committee. If deemed necessary, the CEO or the CFO shall conduct interviews with all employees possessing relevant information. The Chairman of the Audit Committee shall then present the findings in writing to the Board of Directors, or a committee of the Board of Directors. The Board of Directors, or such committee, as applicable, will take further action to enforce the provisions of this Code.

2.

Code of Ethics

In keeping with the best practices of corporate governance, the following is the Code of Conduct for ICP Solar Technologies Inc and its consolidated direct and indirect subsidiaries (the "Company"). This Code of Conduct shall be signed and adhered to by all officers, directors and employees (each, an "employee") of the Company.

2.1 Compliance Standards

The Chief Executive Officer ("CEO") and the Chief Financial Officer ("CFO") are responsible for applying these policies to specific situations in which questions may arise and has the authority to interpret these policies in any particular situation. Any questions relating to how these policies should be interpreted or applied should be addressed to the CEO or the Conan employee who is unsure of whether a situation violates this Code should discuss the situation with either the CEO or CFO, to prevent possible misunderstandings and embarrassment at a later date. An employee who is aware of any questionable behavior should discuss the situation with the CEO or CFO to prevent possible misunderstandings and embarrassment at a later date. Any employee who becomes aware of any existing or potential violation of laws, rules, regulations or this Code is required to notify the CEO or CFO promptly. Failure to do so is itself a violation of this Code. To encourage employees to report any violations, the Company will not allow retaliation for reports made in good faith.

2.2 Conflicts of Interest

A "conflict of interest" occurs when an individual's private interest, real or perceived, interferes with the interests of the Company. Conflicts of interest are prohibited as a matter of Company policy, unless they have been approved by the Company. In particular, an employee, officer or director must never use or attempt to use his or her position at the Company to obtain any improper personal benefit for himself or herself, for his or her family, or for any other person. In addition, an employee, officer or director must never assume, or be subject to, any other duties, responsibilities or obligations that interfere with such person's duty to the Company. Sometimes the line between personal and Company benefits is difficult to draw, and sometimes there are both personal and Company benefits in certain activities. The only prudent course of conduct for our employees, officers and directors is to make sure that any use of Company property or services that is not solely for the benefit of the Company is approved beforehand by either the CEO or CFO. Any employee, officer or director who is aware of a conflict of interest or is concerned that a conflict might develop should discuss the matter with either the CEO or CFO promptly.

2.3 Compliance with Laws, Rules and Regulations

It is the Company's policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each employee, officer and director to adhere to the standards and restrictions imposed by those laws, rules and regulations. An employee who is unsure of whether a situation violates any applicable laws, rules or regulations should discuss the situation with either the CEO or CFO, to prevent possible misunderstandings and embarrassment at a later date. Any violation of applicable laws, rules and regulations, including any conflict of interest that rises to such a level, will be dealt with swiftly by the Company and, to the extent required by law, promptly disclosed to the applicable law enforcement authorities.

2.4 Other Provisions

2.4.1 CORPORATE OPPORTUNITIES Employees, officers and directors owe a duty to the Company to advance the Company's business interests when the opportunity to do so arises. Employees, officers and directors are prohibited from taking (or directing a third party to take) a business opportunity that is discovered through the use of Company property, information or position, unless the Company has already been offered the opportunity and turned it down. More generally, employees, officers and directors are prohibited from using Company property, information or position for personal gain and from competing with the Company. Sometimes the line between personal and Company benefits is difficult to draw, and sometimes there are both personal and Company benefits in certain activities. The only prudent course of conduct for our employees, officers and directors is to make sure that any use of Company property or services that is not solely for the benefit of the Company is approved beforehand by the CEO or the CFO.

2.4.2 CONFIDENTIALITY In carrying out the Company's business, employees, officers and directors often learn confidential or proprietary information about the Company, its customers, suppliers, or joint venture parties. Employees, officers and directors must maintain the confidentiality of all information so entrusted to them, except when disclosure is authorized or legally mandated. Confidential or proprietary information of our Company, and of other companies, includes any non-public information that would be harmful to the relevant corporation or useful or helpful to competitors if disclosed.

2.4.3 FAIR DEALING The Company succeeds through honest business practices. The Company does not seek to gain advantages through illegal or unethical business practices. Each employee, officer and director should endeavor to deal fairly with the Company's customers, service providers, suppliers and employees. No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice.

2.4.4 PROTECTION AND PROPER USE OF COMPANY ASSETS All employees, officers and directors should protect the Company's assets and ensure their efficient use. All Company assets should be used only for legitimate business purposes.

2.4.5 FINANCIAL REPORTING Officers and employees in a position to do so will not intentionally cause the Company's records or financial reporting to contain errors or otherwise omit information required to fairly present the Company's financial information in accordance with its policies.

2.5 Waivers of this Code

From time to time, the Company may waive some provisions of this Code. Any employee, officer or director who believes that a waiver may be called for should contact either the CEO or the CFO. Any waiver of the Code for executive officers or directors of the Company may be made only by the Board of Directors, or a committee of the Board of Directors, and, if by committee, must promptly be disclosed to all Directors. Waivers of this Code shall be disclosed to regulatory authorities or to the public to the extent required by governing law and listing requirements.

2.6 Enforcement

The Company intends to enforce the provisions of this Code in a consistent manner, regardless of the status of the employee at the Company. Enforcement by the Company shall commence promptly following notice to the Company of any violation or alleged violation of this Code. The CEO or the CFO shall be responsible for receiving such notices and for applying the provisions of this Code to situations that violate or potentially violate this Code. An employee who is unsure of whether a situation violates this Code may discuss the situation with the CEO or the CFO to prevent possible misunderstandings and embarrassment at a later date. The responsibility of an employee to report any questionable behavior promptly to the CEO or the CFO is a clear and objective requirement. A failure to observe this requirement will itself be a violation of this Code. The Company wishes to encourage employees to report questionable behavior, and the Company will, therefore, not tolerate any retaliatory actions toward employees that have made reports in good faith. If any employee is concerned that reporting a violation of this Code to, or discussion a related situation with, the CEO or the CFO would involve a conflict of interest for either the CEO or the CFO or both, or if the CEO and the CFO are unavailable, the employee should contact the Chairman of the of the Audit Committee, directly or through the means identified in the Whistleblower Policy of the Company. To determine whether a violation of this Code has occurred, an initial investigation will be made by or under the direction of the CEO or CFO, and the result of such investigation shall be presented in a written report to the Chairman of the Audit Committee. If deemed necessary, the CEO or the CFO shall conduct interviews with all employees possessing relevant information. The Chairman of the Audit Committee shall then present the findings in writing to the Board of Directors, or a committee of the Board of Directors. The Board of Directors, or such committee, as applicable, will take further action to enforce the provisions of this Code.

3.

Code of Ethics

Code of Ethics for Senior Executives, Financial Officers and Members of the Management Executive Committee

I. Purpose of Code of Ethics

The purpose of the Code of Ethics is to promote the honest and ethical conduct of our Senior Executives and Financial Officers, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. To provide information that is accurate, complete, objective, relevant, accurate, timely and understandable disclosure in reports and documents required to be filed or submitted to governmental agencies or in public communications made by ICP Solar Technologies Inc. (the "Company"), and to promote compliance with all applicable rules and regulations that apply to the Company and its officers.

II. Reporting and Accountability

The Audit Committee of the Board of Directors of the Company is responsible for applying this Code of Ethics to specific situations in which questions are presented to it and has the authority to interpret this Code of Ethics in any particular situation. Any Senior Executive who becomes aware of any existing or potential  breach of this Code of Ethics is required to notify the Audit Committee through the Chairman of the Audit Committee promptly.

The Audit Committee shall take all action it considers appropriate to investigate any breaches reported to it

III. Introduction

The Code of Ethics is applicable to the Company's chief executive officer, president, vice president, chief financial officer, corporate controller, and non-independent members of the board of directors (the "Senior Executives"). As senior members of the Company's management these individuals are an example for all other employees and are expected to foster a culture of transparency, integrity and honesty.

Waivers of this Code can only be made by the Board of Directors through recommendation of its Audit Committee and, in that event, shall be disclosed in accordance with applicable law.

IV. Conflicts of Interest

A conflict of interest occurs when a Senior Executive's private interests interfere, or appear to interfere, in any way, with the interests of the Company as a whole. Conflicts of interest can also arise when a Senior Executive takes action, or they or a member of their family have interests that may make it difficult for the Senior Executive to perform their duties to the Company effectively.

Effective disclosure of conflicts of interest or perceived conflicts of interest and appropriate approval or waiver will be deemed to have been made if reported to the Board of Directors and approval is obtained from the Audit Committee. The following is a non-exhaustive list of examples to illustrate actual or apparent conflicts of interest that should be avoided: IMPROPER PERSONAL BENEFITS FROM THE COMPANY Conflicts of interest arise when a Senior Executive or a member of their family receives improper personal benefits as a result of their position in the Company. Senior Executives may not accept any benefits from the Company that have not been duly authorized and approved pursuant to Company policy and procedure, including any Company loans or guarantees of personal obligations.

FINANCIAL INTERESTS IN OTHER BUSINESSES Senior executives should avoid holding or owning a substantial interest in any enterprise, which is a competitor, customer or a supplier, or acts as a consultant to or is employed by a customer or supplier, unless the Senior Executive has disclosed such interest to the Company and has obtained approval from the Audit Committee. However, it is not considered a conflict of interest to make investments in competitors, clients or suppliers that are listed on a national securities exchange so long as the total value of the investment is less than one percent (1%) of the outstanding stock of the corporation and the amount of the investment is not significant that it would affect business judgment on behalf of the Company.

BUSINESS AGREEMENTS WITH THE COMPANY Without the prior written approval of the Board of Directors, a Senior Executive may not participate in a joint venture, partnership or other business arrangement with the Company.

CORPORATE OPPORTUNITIES A business or investment opportunity developed through the use of Company property or information or the position of the Senior Executive may not be acted upon without the prior written approval of the Company. Such an opportunity should be considered a business or investment opportunity for the Company in the first instance.

OUTSIDE EMPLOYMENT OR ACTIVITIES WITH A COMPETITOR Simultaneous employment with or serving as a director of a competitor of the Company is strictly prohibited, as is any activity that is intended to or that would reasonably be expected to advance a competitors interests at the expense of the Company's interests. Senior Executives may not market products or services in competition with the Company's current or potential business activities.

OUTSIDE EMPLOYMENT WITH A SUPPLIER Without the prior written approval of the Audit Committee, Senior Executives may not be a supplier or be employed by, serve as a director of or represent a supplier to the Board of Directors. Without the prior written approval of the Audit Committee, Senior Executives may not accept money or benefits of any kind from a third party as compensation or payment for any advice or services to a client, supplier or anyone else in connection with its business with the Company.

FAMILY MEMBERS WORKING IN THE INDUSTRY Senior Executives must disclose to the Audit Committee any case where a spouse or significant other, children, parent, in-law, or someone else with whom there is a familial relationship is a competitor or supplier of the Company or is employed by one so that the Company may assess their nature and extent of any concern and how it can be resolved.

DISCLOSURE OF CONFIDENTIAL INFORMATION Senior Executives must safeguard confidential information and use such information only for the purpose for which it was developed or given. Confidential and proprietary information about the Company, its customers, suppliers, competitors, and business partners must be respected and protected.

INSIDE INFORMATION - SECURITIES Except as is required or necessary in the course of their duties on behalf of the Company, Senior Executives may not use or pass on nonpublic, material information about the Company or its business partners acquired during the course of business. Senior Executives may not trade in any securities based upon such nonpublic, material information. Material information is any information that an investor might consider important in deciding whether to buy, sell, or hold securities.

ACCURATE PERIODIC REPORTS AND OTHER PUBLIC COMMUNICATIONS Securities Exchange Commission rules require full, fair, accurate, timely and understandable disclosure in our periodic reports and other public communications. The Company has established the following guidelines to ensure the quality of our periodic reports:

  All Company accounting records, as well as reports produced from those records, must be kept and presented in accordance with the laws of each applicable jurisdiction.

  All records must fairly and accurately reflect the transactions or occurrences to which they relate.

  All records must fairly and accurately reflect in reasonable detail the Company's assets, liabilities, revenues and expenses.

  The Company's accounting records must not contain any false or intentionally misleading entries.

  No transactions may be intentionally misclassified as to accounts, departments or accounting periods or in any other manner.

  All transactions must be supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period.

  Except as approved by the Audit Committee, no information may be concealed from the internal auditors or the independent auditors.

  Compliance with Generally Accepted Accounting Principles and the Company's system of internal accounting controls is required at all times.

V. Compliance with Laws and Ethics Code

Senior Executives are expected to comply with both the letter and spirit of all applicable governmental rules and regulations and this Code, and to report any suspected violations of applicable governmental rules and regulations or this Code of Ethics to the Board of Directors through its Audit Committee or through the use of the Company's confidential and anonymous compliance procedure for reporting ethics violations (i.e. the Whistleblower Policy). Failure to comply with this Code of Ethics or any applicable laws or regulations may result in disciplinary action, up to and including immediate discharge without notice.

No Rights Created

This code is a statement of certain fundamental principles, policies and procedures that govern the Company's Senior Executive's and Financial Officers in the conduct of the Company's business. It is not intended to and does not create any rights in any employee, customer, supplier, competitor, shareholder or other person or entity.

Exhibit 23.1

RSM Richter S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone: 514.934.3400
Télécopieur / Facsimile: 514.934.3408
www.rsmrichter.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Form 10-K of ICP Solar Technologies Inc. of our report dated April 30, 2009 relating to the consolidated financial statements for the year-ended January 31, 2009.

[signed] RSM Richter LLP 1

Chartered Accountants

Montreal, Canada
April 30, 2009

1CA auditor permit no15522

RSM Richter S.E.N.C.R.L. est un cabinet indépendant membre de	RSM Richter LLP is an independent member firm of
RSM International, association de cabinets indépendants	RSM International, an affiliation of independent accounting
d’expertise comptable et de services conseils.	and consulting firms.

Exhibit 31.1

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Sass Peress, Chief Executive Officer of ICP Solar Technologies Inc. (the "registrant"), certify that:

1.	I have reviewed this annual report on Form 10-K of ICP Solar Technologies Inc.;

2.

Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.

Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.

The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a)

designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)

evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.

The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

a)

all significant deficiencies and material weaknesses in the design or operation of our financial reporting internal controls which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls over financial reporting.

Date: May 1, 2009

/s/ Sass Peress
Sass Peress
Chief Executive Officer

Exhibit 31.2

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Sass Peress, Principal Accounting Officer of ICP Solar Technologies Inc. (the "registrant"), certify that:

1.	I have reviewed this annual report on Form 10-K of ICP Solar Technologies Inc.;

2.

Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.

Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.

The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a)

designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)

evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.

The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

a)

all significant deficiencies and material weaknesses in the design or operation of our financial reporting internal controls which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls over financial reporting.

Date: May 1, 2009

/s/ Sass Peress
Sass Peress
Principal Accounting Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ICP Solar Technologies Inc. (the "Company") on Form 10-K for the period ending January 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sass Peress, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Sass Peress
Sass Peress
Chief Executive Officer
May 1, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certifications are accompanying the Company's Form 10-K solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ICP Solar Technologies Inc. (the "Company") on Form 10-K for the period ending January 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sass Peress, Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Sass Peress
Sass Peress
Principal Accounting Officer
May 1, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certifications are accompanying the Company's Form 10-K solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.